Exhibit 4.3

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                       LIGAND PHARMACEUTICALS INCORPORATED

                                       and

                 J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

                                   as Trustee

                            ------------------------

                                    INDENTURE

                          Dated as of November 26, 2002

                            ------------------------






                          $135,000,000 Principal Amount

                          (Plus Over-Allotment Option)

                   6% CONVERTIBLE SUBORDINATED NOTES DUE 2007

===============================================================================

===============================================================================

                             CROSS-REFERENCE TABLE*

   TIA                                                    Indenture
SECTION                                                     SECTION
-------                                                   -----------
310(a)(1)................................................     7.10
      (a)(2).............................................     7.10
      (a)(3).............................................     N.A.
      (a)(4).............................................     N.A.
      (b)................................................     7.08; 7.10; 13.02
      (c)................................................     N.A.
311(a)...................................................     7.11
      (b)................................................     7.11
      (c)................................................     N.A.
312(a)...................................................     2.05
      (b)................................................    13.03
      (c)................................................    13.03
313(a)...................................................     7.06
      (b)(1).............................................     N.A.
      (b)(2).............................................     7.06
      (c)................................................     7.06; 13.02
      (d)................................................     7.06
314(a)...................................................     4.03
      (b)................................................    12.05
      (c)(1).............................................    13.04
      (c)(2).............................................    13.04
      (c)(3).............................................     N.A.
      (d)................................................    12.03
      (e)................................................    13.05
      (f)................................................     N.A.
315(a)...................................................     7.01(B)
      (b)................................................     7.05; 13.02
      (c)................................................     7.01(A)
      (d)................................................     7.01(C)
      (e)................................................     6.11
316(a)(last sentence)....................................     2.09
      (a)(1)(A)..........................................     6.05
      (a)(1)(B)..........................................     6.04
      (a)(2).............................................     N.A.
      (b)................................................     6.07
317(a)(1)................................................     6.08
      (a)(2).............................................     6.09
      (b)................................................     2.04
318(a)...................................................    13.01


                          * N.A. MEANS NOT APPLICABLE.

    NOTE: THIS CROSS REFERENCE TABLE SHALL NOT, FOR ANY PURPOSE, BE DEEMED TO
                           BE PART OF THE INDENTURE.

                                TABLE OF CONTENTS

                  I. DEFINITIONS AND INCORPORATION BY REFERENCE
                                                                           PAGE
1.01       Definitions.......................................................1
1.02       Other Definitions.................................................4
1.03       Incorporation by Reference of Trust Indenture Act.................5
1.04       Rules of Construction.............................................6

                               II. THE SECURITIES

2.01       Form and Dating...................................................6
2.02       Execution and Authentication......................................7
2.03       Registrar, Paying Agent and Conversion Agent......................8
2.04       Paying Agent To Hold Money in Trust...............................8
2.05       Securityholder Lists..............................................8
2.06       Transfer and Exchange.............................................8
2.07       Replacement Securities............................................9
2.08       Outstanding Securities............................................9
2.09       Securities Held by the Company or an Affiliate...................10
2.10       Temporary Securities.............................................10
2.11       Cancellation.....................................................10
2.12       Defaulted Interest...............................................10
2.13       CUSIP Numbers....................................................11
2.14       Deposit of Moneys................................................11
2.15       Book-Entry Provisions for Global Securities......................11
2.16       Special Transfer Provisions......................................12
2.17       Restrictive Legends..............................................14

                                 III. REDEMPTION

3.01       Right of Redemption..............................................14
3.02       Notices to Trustee...............................................14
3.03       Selection of Securities to Be Redeemed...........................14
3.04       Notice of Redemption.............................................15
3.05       Effect of Notice of Redemption...................................16
3.06       Deposit of Redemption Price......................................16
3.07       Securities Redeemed in Part......................................16
3.08       Repurchase at Option of Holder upon a Change in Control..........16
3.09       Conversion Arrangement on Call for Redemption....................20

                                  IV. COVENANTS

4.01       Payment of Securities............................................21

4.02       Maintenance of Office or Agency..................................21
4.03       Reports..........................................................21
4.04       Compliance Certificate...........................................22
4.05       Stay, Extension and Usury Laws...................................22
4.06       Corporate Existence..............................................22
4.07       Notice of Default................................................23

                                  V. SUCCESSORS

5.01       When Company May Merge, etc......................................23
5.02       Successor Substituted............................................23

                            VI. DEFAULTS AND REMEDIES

6.01       Events of Default................................................24
6.02       Acceleration.....................................................25
6.03       Other Remedies...................................................26
6.04       Waiver of Past Defaults..........................................26
6.05       Control by Majority..............................................26
6.06       Limitation on Suits..............................................26
6.07       Rights of Holders to Receive Payment.............................27
6.08       Collection Suit by Trustee.......................................27
6.09       Trustee May File Proofs of Claim.................................27
6.10       Priorities.......................................................28
6.11       Undertaking for Costs............................................28

                                  VII. TRUSTEE

7.01       Duties of Trustee................................................28
7.02       Rights of Trustee................................................29
7.03       Individual Rights of Trustee.....................................31
7.04       Trustee's Disclaimer.............................................31
7.05       Notice of Defaults...............................................31
7.06       Reports by Trustee to Holders....................................31
7.07       Compensation and Indemnity.......................................31
7.08       Replacement of Trustee...........................................32
7.09       Successor Trustee by Merger, etc.................................33
7.10       Eligibility; Disqualification....................................33
7.11       Preferential Collection of Claims Against Company................33

                          VIII. DISCHARGE OF INDENTURE

8.01       Termination of the Obligations of the Company....................33
8.02       Application of Trust Money.......................................35
8.03       Repayment to Company.............................................35
8.04       Reinstatement....................................................35

                                 IX. AMENDMENTS

9.01       Without Consent of Holders.......................................35
9.02       With Consent of Holders..........................................36
9.03       Compliance with Trust Indenture Act..............................37
9.04       Revocation and Effect of Consents................................37
9.05       Notation on or Exchange of Securities............................37
9.06       Trustee Protected................................................38

                                  X. CONVERSION

10.01      Conversion Privilege; Restrictive Legends........................38
10.02      Conversion Procedure.............................................38
10.03      Fractional Shares................................................39
10.04      Taxes on Conversion..............................................40
10.05      Company to Provide Stock.........................................40
10.06      Adjustment of Conversion Rate....................................40
10.07      No Adjustment....................................................46
10.08      Other Adjustments................................................46
10.09      Adjustments for Tax Purposes.....................................46
10.10      Notice of Adjustment.............................................47
10.11      Notice of Certain Transactions...................................47
10.12      Effect of  Reclassifications,  Consolidations,
           Mergers,  Binding  Share  Exchanges or
           Sales on Conversion Privilege....................................47
10.13      Trustee's Disclaimer.............................................48

                                XI. SUBORDINATION

11.01      Agreement to Subordinate.........................................48
11.02      Certain Definitions..............................................49
11.03      Liquidation; Dissolution; Bankruptcy.............................49
11.04      Company Not To Make Payments with Respect to
           Securities in Certain Circumstances..............................50
11.05      Acceleration of Securities.......................................51
11.06      When Distribution Must Be Paid Over..............................51
11.07      Notice by Company................................................51
11.08      Subrogation......................................................51
11.09      Relative Rights..................................................52
11.10      Subordination May Not Be Impaired by Company.....................52
11.11      Distribution or Notice to Representative.........................52
11.12      Rights of Trustee and Paying Agent...............................52
11.13      Officers' Certificate............................................53
11.14      Not to Prevent Events of Default.................................53

                                  XII. SECURITY

12.01      Security.........................................................53

12.02      Pledge Agreement.................................................54
12.03      Release of Pledged Securities....................................54
12.04      Disbursements From Pledge Account Upon
           Conversion or Repurchase.........................................54
12.05      Opinions of Counsel..............................................54
12.06      Authorization of Actions to be Taken by
           the Trustee Under the Pledge Agreement...........................54

                               XIII. MISCELLANEOUS

13.01      Trust Indenture Act Controls.....................................54
13.02      Notices..........................................................54
13.03      Communication by Holders with Other Holders......................54
13.04      Certificate and Opinion as to Conditions Precedent...............54
13.05      Statements Required in Certificate or Opinion....................54
13.06      Rules by Trustee and Agents......................................54
13.07      Legal Holidays...................................................54
13.08      No Recourse Against Others.......................................54
13.09      Duplicate Originals..............................................54
13.10      Governing Law....................................................54
13.11      No Adverse Interpretation of Other Agreements....................54
13.12      Successors.......................................................54
13.13      Separability.....................................................54
13.14      Table of Contents, Headings, etc.................................54





Exhibit A-Form of Global Security

Exhibit B-Form of Legends

Exhibit C-Form of Transfer Certificate - Registration Statement

Exhibit D-Form of Opinion of Counsel in Connection with Registration of
          Securities

     INDENTURE, dated as of November 26, 2002 between LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation (the "Company"), and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (the "TRUSTEE").

     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 6% Convertible Subordinated Notes due 2007 (the "SECURITIES").

          I. DEFINITIONS AND INCORPORATION BY REFERENCE

1.01 DEFINITIONS.

     "AFFILIATE" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For this purpose, "control" shall mean the power to direct the management and policies of a person through the ownership of securities, by contract or otherwise.

     "AGENT" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

     "BOARD OF DIRECTORS" means the Board of Directors of the Company or any committee thereof authorized to act for it hereunder.

     "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of the Company and all warrants or options to acquire such capital stock.

     "COMMON STOCK" means the common stock, par value $.001 per share, of the Company, or such other capital stock into which the Company's common stock is reclassified or changed.

     "COMPANY" means the party named as such above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor.

     "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer, any Senior Vice President or any Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "CONTROL AGREEMENT" means the Control Agreement, dated as of November 26, 2002, by and among the Company, the Trustee and the Account Intermediary (as defined in the Pledge Agreement).

     "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in SECTION 13.02 or such other address as the Trustee may give notice of to the Company.

     "DAILY MARKET PRICE" means the price of a share of Common Stock on the relevant date, determined (a) on the basis of the last reported sale price regular way of the Common Stock as reported on the Nasdaq National Market (the "NNM"), or if the Common Stock is not then listed on the NNM, as reported on such national securities exchange upon which the Common Stock is listed, or (b) if there is no such reported sale on the day in question, on the basis of the average of the closing bid and asked quotations regular way as so reported, or
(c) if the Common Stock is not listed on the NNM or on any national securities exchange, on the basis of the average of the high bid and low asked quotations regular way on the day in question in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, or if not so quoted, as reported by National Quotation Bureau, Incorporated, or a similar organization. If such price is not available, the daily market price per share shall be the fair value of a share of Common Stock as determined by a nationally recognized investment banking firm or a nationally recognized appraisal firm selected by the Board of Directors of the Company (which shall be evidenced by an Officers' Certificate delivered to the Trustee).

     "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "DEPOSITARY" means The Depository Trust Company, its nominees and successors.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "HOLDER" or "SECURITYHOLDER" means a person in whose name a Security is registered on the Registrar's books.

     "INDENTURE" means this Indenture as amended or supplemented from time to time.

     "INITIAL PURCHASER" means UBS Warburg LLC.

     "INTEREST" includes liquidated damages, unless the context otherwise requires.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset given to secure Indebtedness, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction with respect to any such lien, pledge, charge or security interest).

     "LIQUIDATED DAMAGES" has the meaning ascribed to "Liquidated Damages Amount" in the Registration Rights Agreement.

     "MATURITY DATE" means November 16, 2007.

     "OFFICER" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Senior Vice President, any Vice President, the Treasurer or the Secretary of the Company.

     "OFFICERS' CERTIFICATE" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company.

     "OPINION OF COUNSEL" means a written opinion from legal counsel who may be an employee of or counsel for the Company, or other counsel reasonably acceptable to the Trustee.

     "PERMITTED PAYMENTS" shall mean payments on the Securities derived from the Pledged Securities which are pledged for the benefit of the Holders of the Securities in accordance with the terms and provisions of the Pledge Agreement.

     "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

     "PLEDGE ACCOUNT" means an account established by the Trustee pursuant to the terms of the Pledge Agreement for the deposit of the Pledged Securities purchased by the Company with a portion of the proceeds from the sale of the Securities.

     "PLEDGE AGREEMENT" means the Pledge Agreement, dated as of November 26, 2002, made by the Company in favor of the Trustee, governing the disbursement of funds from the Pledge Account.

     "PLEDGED SECURITIES" means the government securities to be purchased by the Company and held in the Pledge Account as described in, and in accordance with, the Pledge Agreement.

     "PURCHASE AGREEMENT" means the Purchase Agreement dated as of November 21, 2002 between the Company and the Initial Purchaser.

     "QIB" means a "qualified institutional buyer" within the meaning of Rule 144A under the Act.

     "REDEMPTION PRICE" means, with respect to a Security to be redeemed by the Company in accordance with ARTICLE III, the percentage of the outstanding principal amount of such Security payable by the Company upon such redemption.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of November 26, 2002 between the Company and the Initial Purchaser.

     "REPURCHASE PRICE" means, with respect to a Security duly tendered for purchase by the Company in accordance with SECTION 3.08, 100% of the outstanding principal amount of such Security so tendered.

     "RESPONSIBLE OFFICER" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     "RESTRICTED SECURITY" means a Security that constitutes a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act; PROVIDED, HOWEVER, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

     "RULE 144A" means Rule 144A under the Securities Act.

     "RULE 144A GLOBAL SECURITY" means a permanent Global Security in registered form representing the aggregate principal amount of Securities sold in reliance on Rule 144A.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES" means the 6% Convertible Subordinated Notes due 2007 issued by the Company pursuant to this Indenture.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITYHOLDER" has the meaning given to such term in the Registration Rights Agreement.

     "SIGNIFICANT SUBSIDIARY" with respect to any person means any subsidiary of such person that constitutes a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X under the Securities Act.

     "SUBSIDIARY" means (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more of its subsidiaries or (ii) any other person (other than a corporation) in which the Company, one or more its subsidiaries or the Company and one or more its subsidiaries, directly or indirectly, at the date of determination thereof, have at least majority ownership interest.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in
SECTION 9.03.

     "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions hereof and thereafter means the successor.

1.02 OTHER DEFINITIONS.

         TERM                                          DEFINED IN SECTION
         ----                                          ------------------
"ADDITIONAL SECURITIES"..............................           2.01

"BANKRUPTCY LAW".....................................           6.01
"BUSINESS DAY".......................................          13.07
"CHANGE IN CONTROL"..................................           3.08
"CHANGE IN CONTROL NOTICE"...........................           3.08
"COLLATERAL".........................................          12.04
"COMMENCEMENT DATE"..................................          10.06
"CONVERSION AGENT"...................................           2.03
"CUSTODIAN"..........................................           6.01
"DETERMINATION DATE".................................          10.06
"EVENT OF DEFAULT"...................................           6.01
"GLOBAL SECURITY"....................................           2.01
"INDEBTEDNESS".......................................          11.02
"LEGAL HOLIDAY"......................................          13.07
"NNM"................................................           1.01
"PARTICIPANTS".......................................           2.15
"PAYING AGENT".......................................           2.03
"PAYMENT BLOCKAGE"...................................          11.04
"PAYMENT BLOCKAGE NOTICE"............................          11.04
"PHYSICAL SECURITIES"................................           2.01
"PLEDGED FINANCIAL ASSETS"...........................          12.04
"PRIVATE PLACEMENT LEGEND"...........................           2.17
"REGISTRAR"..........................................           2.03
"RELEASE AMOUNT".....................................          12.04
"RELEASE DISTRIBUTION"...............................          12.04
"REMAINING SECURITIES"...............................          12.04
"REPRESENTATIVE".....................................          11.02
"REPURCHASE DATE"....................................           3.08
"REPURCHASE RIGHT"...................................           3.08
"SENIOR INDEBTEDNESS"................................          11.02
"U.S. GOVERNMENT OBLIGATIONS"........................           8.01
"WRITTEN INDEPENDENT ACCOUNTANT REPORT"..............          12.04


1.03 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

         "COMMISSION" means the SEC;
         "INDENTURE SECURITIES" means the Securities;
         "INDENTURE SECURITY HOLDER" means a Securityholder or a Holder; "INDENTURE TO BE QUALIFIED" means this Indenture; "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and "OBLIGOR" on the indenture securities means the Company or any successor.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

1.04 RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

          (i) a term has the meaning assigned to it;

          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect on the date hereof;

          (iii) "or" is not exclusive;

          (iv) words in the singular include the plural and in the plural include the singular;

          (v) references to agreements and other instruments include subsequent amendments thereto;

          (vi) provisions apply to successive events and transactions; and

          (vii) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                               II. THE SECURITIES

2.01 FORM AND DATING.

     The Securities and the Trustee's certificate of authentication shall be substantially in the form set forth in EXHIBIT A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

     The Securities are being offered and sold in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in EXHIBIT A (the "GLOBAL SECURITY"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided and bearing the legends set forth in EXHIBITS B-1 and B-2. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided; PROVIDED, that in no event shall the aggregate principal amount of the Global Security or Securities exceed $135,000,000, or $155,250,000 if the Initial Purchaser elects to purchase

Additional Securities pursuant to the over-allotment option provided for in
SECTION 1 of the Purchase Agreement ("ADDITIONAL SECURITIES").

     Securities issued in exchange for interests in a Global Security pursuant to SECTION 2.15 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in EXHIBIT A (the "PHYSICAL SECURITIES") and, if applicable, bearing any legends required by
SECTION 2.17.

2.02 EXECUTION AND AUTHENTICATION.

     One Officer shall sign the Securities for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

     A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     Upon a written order of the Company signed by one Officer of the Company, the Trustee shall authenticate Securities for original issue in the aggregate principal amount of $135,000,000 and such additional principal amount, if any, as shall be determined pursuant to the next sentence of this SECTION 2.02. Upon receipt by the Trustee of an Officers' Certificate stating that the Initial Purchaser has elected to purchase from the Company a specified principal amount of Additional Securities, not to exceed $20,250,000, pursuant to Section l of the Purchase Agreement, the Trustee shall authenticate and deliver such specified principal amount of Additional Securities to or upon the written order of the Company signed as provided in the immediately preceding sentence. Such Officers' Certificate must be received by the Trustee not later than the proposed date for delivery of such Additional Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $155,250,000 except as provided in SECTION 2.07.

     Upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company, the Trustee shall authenticate Securities not bearing the Private Placement Legend to be issued to the transferee when sold pursuant to an effective registration statement under the Securities Act as set forth in SECTION 2.16(C).

     The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Agent. An authenticating agent has the same rights as an Agent to deal with the Company and its Affiliates.

     The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 principal amount and any positive integral multiple thereof.

2.03 REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

     The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("REGISTRAR"), an office or agency where Securities may be presented for payment ("PAYING AGENT") and an office or agency where Securities may be presented for conversion ("CONVERSION AGENT"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-registrars, one or more additional paying agents and one or more additional conversion agents without notice and may act in any such capacity on its own behalf. The term "REGISTRAR" includes any co-registrar; the term "PAYING AGENT" includes any additional paying agent; and the term "CONVERSION AGENT" includes any additional conversion agent.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent.

     The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent.

2.04 PAYING AGENT TO HOLD MONEY IN TRUST.

     Subject to SECTION 11.04, each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all moneys held by the Paying Agent for the payment of the Securities, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

2.05 SECURITYHOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders.

2.06 TRANSFER AND EXCHANGE.

     Subject to SECTIONS 2.15 and 2.16 hereof, where Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Registrar's request. The Company or the Trustee, as the case may be, shall not be required (a) to issue, authenticate, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Securities selected for redemption under SECTION 3.04 and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

     No service charge shall be made for any transfer, exchange or conversion of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer, exchange or conversion of Securities, other than exchanges pursuant to SECTIONS 2.10, 3.07, 3.08, 9.05 or 10.02 not involving any transfer.

2.07 REPLACEMENT SECURITIES.

     If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met and, in the case of a mutilated Security, such mutilated Security is surrendered to the Trustee. In the case of lost, destroyed or wrongfully taken Securities, if required by the Trustee, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to replacing a Security and any other reasonable expenses (including the reasonable fees and expenses of the Trustee) in connection therewith.

     In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security when due.

     Every replacement Security is an additional obligation of the Company only as provided in SECTION 2.08.

2.08 OUTSTANDING SECURITIES.

     Securities outstanding at any time are all the Securities authenticated by the Trustee except for those converted, those cancelled by it, those delivered to it for cancellation and those described in this SECTION 2.08 as not outstanding. Except to the extent provided in SECTION 2.09, a Security does not cease to be outstanding because the Company or one of its subsidiaries or Affiliates holds the Security.

     If a Security is replaced pursuant to SECTION 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a protected purchaser, as that term is defined in the New York Uniform Commercial Code.

     If the Paying Agent (other than the Company or any Affiliate of the Company) holds on a redemption date, Repurchase Date or maturity date money sufficient to pay Securities payable on that date, then on and after that date, such Securities shall be deemed to be no longer outstanding and interest on them shall cease to accrue, and such Security shall be deemed paid whether or not the Security is delivered to the Paying Agent. Thereafter, all other rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the redemption price, Repurchase Price or principal amount, as applicable.

     If a Security is converted in accordance with ARTICLE X, then from and after the time of conversion on the conversion date, such Security will cease to be outstanding, and interest, if any, will cease to accrue on such Security.

2.09 SECURITIES HELD BY THE COMPANY OR AN AFFILIATE.

     In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its subsidiaries or an Affiliate shall be considered as though not outstanding, except that for the purposes of determining whether a Responsible Officer of the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

2.10 TEMPORARY SECURITIES.

     Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

2.11 CANCELLATION.

     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment, conversion or cancellation in accordance with its customary procedures. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Securityholder has converted pursuant to ARTICLE X.

2.12 DEFAULTED INTEREST.

     If and to the extent the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest payable on the defaulted interest at the rate provided in the Securities. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix such record date and payment date. At least 15 days before the record date, the Company shall mail to Securityholders a notice that states the record date, payment date and amount of interest to be paid.

2.13 CUSIP NUMBERS.

     The Company in issuing the Securities may use one or more "CUSIP" numbers, and if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; PROVIDED, HOWEVER, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

2.14 DEPOSIT OF MONEYS.

     Prior to 11:00 A.M., New York City time, on each interest payment date, maturity date, redemption date and Repurchase Date, the Company shall have deposited with a Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such interest payment date, maturity date, redemption date and Repurchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such interest payment date, maturity date, redemption date and Repurchase Date, as the case may be.

2.15 BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES.

     (A) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in
SECTION 2.17.

     Members of, or participants in, the Depositary ("PARTICIPANTS") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

     (B) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for any Global Security and a successor Depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Physical Securities.

     (C) In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to Section 2.15(B), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

     (D) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to SECTION 2.15(B) shall, except as otherwise provided by SECTION 2.16, bear the Private Placement Legend (as defined).

     (E) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

2.16 SPECIAL TRANSFER PROVISIONS.

     (A) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a QIB:

          (i) the Registrar shall register the transfer of any Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the issue date for the Securities; PROVIDED, HOWEVER, that neither the Company nor any of its Affiliates has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the second anniversary of the issue date for the Securities or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

          (ii) if the proposed transferor is a Participant seeking to transfer an interest in one Global Security to a transferee who will hold such interest in another Global Security, upon receipt by the Registrar of (x) written instructions given in accordance with the Depositary's and the Registrar's procedures and (y) the appropriate certificates and other documents, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the aggregate principal amount of the Global Security through which the transferor held such interest in an amount equal to the aggregate principal amount of the Securities to be transferred and
     (B) an increase in the aggregate principal amount of the Global Security through which the transferee proposes to hold such interest, in an amount equal to the aggregate principal amount of the Securities to be transferred.

     (B) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     (C) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the requested transfer is after the second anniversary of the issue date for the Securities (PROVIDED, HOWEVER, that neither the Company nor any of its Affiliates has held any beneficial interest in such Security, or portion thereof, at any time prior to or on the second anniversary of the issue date), (ii) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act and the Holder selling such Securities has delivered to the Registrar or co-Registrar a notice in the form of EXHIBIT C hereto. Upon the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Company shall deliver to the Trustee a notice of effectiveness, a Security or Securities, an authentication order in accordance with SECTION 2.02 and an opinion of counsel in the form of EXHIBIT D hereto and, if required by the Depositary, the Company shall deliver to the Depositary a letter of representations in a form reasonably acceptable to the Depositary.

     (D) GENERAL. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to SECTION 2.15 or this SECTION 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

     (E) TRANSFERS OF SECURITIES HELD BY AFFILIATES. Any certificate (i) evidencing a Security that has been transferred to an Affiliate of the Company within two years after the issue date for the Securities, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Security that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which the Company or any Affiliate of the Company was an owner of such Security, in each case, bear the Private

Placement Legend, unless otherwise agreed by the Company (with written notice thereof to the Trustee).

2.17 RESTRICTIVE LEGENDS.

     Each Global Security and Physical Security that constitutes a Restricted Security shall bear the legend (the "PRIVATE PLACEMENT LEGEND") as set forth in EXHIBIT B-1 on the face thereof until after the second anniversary of the later of (i) the issue date for the Securities, and (ii) the last date on which the Company or any Affiliate of the Company was the owner of such Security (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed between the Company and the Holder thereof).

     Each Global Security shall also bear the legend as set forth in EXHIBIT
B-2.

                                III. REDEMPTION

3.01 RIGHT OF REDEMPTION.

     Redemption of the Securities, as permitted by any provision of this Indenture, shall be made in accordance with PARAGRAPHS 6 and 7 of the Securities, and in accordance with this ARTICLE III. The Company will not have the right to redeem any Securities prior to November 22, 2005. On or after November 22, 2005, the Company will have the right to redeem all or any part of the Securities at the Redemption Prices specified in PARAGRAPH 6 therein under the caption "Redemption Price," in each case including accrued and unpaid interest, if any, to, but excluding, the redemption date.

3.02 NOTICES TO TRUSTEE.

     If the Company elects to redeem Securities pursuant to PARAGRAPH 6 of the Securities, it shall notify the Trustee at least 15 days prior to the mailing of the notice of redemption (unless a shorter notice period shall be satisfactory to the Trustee) of the redemption date and the aggregate principal amount of Securities to be redeemed.

3.03 SELECTION OF SECURITIES TO BE REDEEMED.

     If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on a PRO RATA basis. The Trustee shall make the selection from Securities outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000 principal amount. Securities and portions of them it selects shall be in amounts of $1,000 principal amount or positive integral multiples of $1,000 principal amount. The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and the principal amount thereof to be redeemed.

     The Registrar need not transfer or exchange any Securities selected for redemption, except the unredeemed portion of the Securities redeemed in part. Also, the Registrar need not transfer or exchange any Securities for a period of 15 days before selecting Securities to be redeemed.

3.04 NOTICE OF REDEMPTION.

     At least 30 days but not more than 60 days before a redemption date, the Company shall mail by first-class mail a notice of redemption to each Holder whose Securities are to be redeemed.

     The notice shall identify the Securities and the aggregate principal amount thereof to be redeemed and shall state:

          (i) the redemption date;

          (ii) the Redemption Price plus the amount of accrued and unpaid interest to be paid on the Securities called for redemption;

          (iii) the then current conversion rate and conversion price;

          (iv) the name and address of the Paying Agent and Conversion Agent;

          (v) the date on which the right to convert the principal of the Securities called for redemption will terminate and the place or places where such Securities may be surrendered for conversion;

          (vi) that Holders who want to convert Securities must satisfy the requirements in ARTICLE X;

          (vii) the paragraph of the Securities pursuant to which the Securities are to be redeemed;

          (viii) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (ix) that unless the Company shall default in the payment of the Redemption Price interest on Securities called for redemption ceases to accrue on and after the redemption date and that the Securities will cease to be convertible after the close of business on the business day immediately preceding the redemption date; and

          (x) the CUSIP number or numbers, as the case may be, of the Securities.

     The date on which the right to convert the principal of the Securities called for redemption will terminate shall be at the close of business on the business day immediately preceding the redemption date.

     At the Company's request, upon reasonable prior notice, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; PROVIDED that the form and content of such notice shall be prepared by the Company.

3.05 EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date at the Redemption Price plus accrued and unpaid interest to the date of redemption, and, on and after such date (unless the Company shall default in the payment of the Redemption Price), such Securities shall cease to bear interest. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price plus accrued interest to, but excluding, the redemption date, unless the redemption date is an interest payment date, in which case the accrued interest will be paid in the ordinary course.

3.06 DEPOSIT OF REDEMPTION PRICE.

     On or before the redemption date, the Company shall deposit with the Paying Agent money in funds immediately available on the redemption date sufficient to pay the Redemption Price of and accrued interest on all Securities to be redeemed on that date. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

3.07 SECURITIES REDEEMED IN PART.

     Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Security or Securities in an aggregate principal amount equal to the unredeemed portion of the Security surrendered.

     If any Security selected for partial redemption is converted in part, the converted portion of such Security shall be deemed to be the portion selected for redemption.

3.08 REPURCHASE AT OPTION OF HOLDER UPON A CHANGE IN CONTROL.

     Upon any Change in Control (as defined below) with respect to the Company, each Holder of Securities shall have the right (the "REPURCHASE RIGHT"), at the Holder's option, subject to the rights of the holders of Senior Indebtedness under ARTICLE XI of this Indenture, to require the Company to repurchase all of such Holder's Securities, or a portion thereof which is $1,000 in principal amount or any positive integral multiple thereof, on the date (the "REPURCHASE DATE") that is 30 business days after the date of the Change in Control Notice (as defined below) at the Repurchase Price set forth in PARAGRAPH 8 of the Securities, plus accrued and unpaid interest, if any, to, but excluding, the Repurchase Date, subject to the satisfaction by or on behalf of any Holder of the notice requirement to exercise a Repurchase Right set forth in this SECTION 3.08.

     Within 30 business days after the occurrence of a Change in Control of the Company, the Company shall mail to all Holders of record of the Securities a notice (the "CHANGE IN CONTROL NOTICE") of the occurrence of such Change in Control and the Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Change in Control Notice to the Trustee and shall cause a copy to be published at the expense of the Company in THE NEW YORK TIMES or THE WALL STREET JOURNAL or another newspaper of national circulation. To exercise the Repurchase Right, a Holder of Securities must deliver on or before the close of business on the third business day immediately preceding the Repurchase Date written notice to the Company (or an agent designated by the Company for such purpose), and the Trustee of the Holder's exercise of such right together with the Securities with respect to which the right is being exercised, duly endorsed for transfer.

     Each Change in Control Notice shall state:

          (i) the events causing the Change in Control;

          (ii) the date of such Change in Control;

          (iii) the Repurchase Date;

          (iv) the date by which the Repurchase Right must be exercised;

          (v) the Repurchase Price, plus the amount of accrued interest to be paid on the Securities to be repurchased;

          (vi) the name and address of the Paying Agent and the Conversion
     Agent;

          (vii) a description of the procedure which a Holder must follow to exercise a Repurchase Right;

          (viii) that, in order to exercise the Repurchase Right, the Securities are to be surrendered for payment of the Repurchase Price;

          (ix) that Holders will be entitled to withdraw their election if the Company (if acting as its own Paying Agent), or the Paying Agent receives, not later than the close of business on the business day immediately preceding the Repurchase Date, or such longer period as may be required by law, a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities repurchased, the certificate numbers of such Securities being withdrawn, if applicable, and the principal amount, if any, of the Securities that remain subject to a Change in Control Notice and that Securities with respect to which a Change in Control purchase notice is given by the Holder may be converted, if otherwise convertible, only if the Change in Control purchase notice has been withdrawn in accordance with the terms hereof;

          (x) the then existing conversion rate, and any adjustment to the conversion rate that will result from the Change in Control;

          (xi) the place or places where such Securities may be surrendered for conversion; and

          (xii) the CUSIP number or numbers, as the case may be, of the Securities.

     No failure of the Company to give the foregoing notice shall limit any Holder's right to exercise a Repurchase Right.

     To exercise a Repurchase Right, a Holder shall deliver to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Change in Control Notice within the period set forth in the second paragraph of this SECTION 3.08, (i) the Option of Holder To Elect Purchase Notice on the back of the Securities with respect to which the Repurchase Right is being exercised, or any other form of written notice substantially similar to the Option of Holder To Elect Purchase Notice, in each case, duly completed and signed, with appropriate signature guarantee, and (ii) such Securities with respect to which the Repurchase Right is being exercised, duly endorsed for transfer to the Company and the Holder of such Securities shall be entitled to receive from the Company (if it is acting as its own Paying Agent), or such Paying Agent a nontransferable receipt of deposit evidencing such deposit.

     In the event a Repurchase Right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid the applicable Repurchase Price (plus accrued and unpaid interest) with respect to the Securities as to which the Repurchase Right shall have been exercised to the Holder on the Repurchase Date.

     On or prior to a Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with SECTION 2.04) an amount of money (to be available on the Repurchase Date) sufficient to pay the Repurchase Price (plus accrued and unpaid interest) of all of the Securities which are to be repurchased on that date.

     Both the Change in Control Notice and the notice of the Holder to exercise a Repurchase Right having been duly given as specified in this SECTION 3.08, the Securities so to be repurchased shall, on the Repurchase Date, become due and payable at the Repurchase Price applicable thereto (plus accrued and unpaid interest) and from and after such date (unless there shall be a default in the payment of the Repurchase Price) such Securities shall cease to bear interest and shall cease to be convertible. Upon surrender of any such Security for repurchase in accordance with said notice, such Security shall be paid by the Company at the Repurchase Price (plus accrued and unpaid interest).

     If any Security shall not be paid upon surrender thereof for repurchase, the principal shall, until paid, bear interest from the Repurchase Date at the rate borne by such Security on the principal amount of such Security and shall continue to be convertible.

     Any Security which is to be submitted for repurchase only in part shall be delivered pursuant to this SECTION 3.08 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not submitted for repurchase.

     Notwithstanding anything herein to the contrary, (i) if the option granted to Securityholders to require the repurchase of the Securities upon the occurrence of a Change in Control is determined to constitute a tender offer, the Company will comply with all applicable tender offer rules under the Exchange Act, including Rules 13e-4 and 14e-1, and file Schedule TO or any other schedules required under the Exchange Act and (ii) the Company may not purchase Securities at the option of Holders upon a Change in Control if there has occurred and is continuing an Event of Default with respect to the Securities, other than a Default in the payment of the Change in Control purchase price with respect to the Securities.

     To the extent that the aggregate amount of cash deposited by the Company pursuant to this SECTION 3.08 exceeds the aggregate Repurchase Price (plus accrued and unpaid interest, if any) of the Securities or portions thereof that the Company is obligated to purchase, then promptly after receipt of payment of the aggregate Repurchase Price, the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

     As used in this SECTION 3.08 of the Indenture and in the Securities:

     A "CHANGE IN CONTROL" of the Company shall be deemed to have occurred at such time as:

          (i) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange
     Act), directly or indirectly, of 50% or more of the voting power of the Company's Common Stock or other capital stock into which the Company's Common Stock is reclassified or changed; or

          (ii) at any time the following persons cease for any reason to constitute a majority of the Company's board of directors:

               (1) individuals who on the issue date of the convertible notes constituted the Company's board of directors and

               (2) any new directors whose election by the Company's board of directors or whose nomination for election by the Company's stockholders was approved by at least a majority of the directors then still in office who were either directors on the issue date of the convertible notes or whose election or nomination for election was previously so approved; or

          (iii) the sale, lease or transfer of all or substantially all of the assets of the Company to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act).

However, a Change in Control will not be deemed to have occurred if either:

     (X) the last sale price of the Company's Common Stock for any five trading days during the ten trading days immediately preceding the Change in Control is at least equal to 105% of the conversion price in effect on such trading day; or

     (Y) in the case of a merger or consolidation, all of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters' appraisal rights) in the merger or consolidation constituting the Change in Control consists of common stock traded on a U.S. national securities exchange or quoted on the NNM (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control) and as a result of such transaction or transactions the Securities become convertible solely into such common stock.

3.09 CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION.

     In connection with any redemption of Securities, the Company may arrange, in lieu of redemption, for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase all or a portion of such Securities by paying to the Trustee in trust for the Holders whose Securities are to be so purchased, on or before the close of business on the redemption date, an amount that, together with any amounts deposited with the Trustee by the Company for redemption of such Securities, is not less than the Redemption Price, together with interest, if any, accrued to the redemption date, of such Securities. Notwithstanding anything to the contrary contained in this ARTICLE III, the obligation of the Company to pay the Redemption Price of such Securities, including all accrued interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers, but no such agreement shall relieve the Company of its obligation to pay such Redemption Price and such accrued interest, if any. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in ARTICLE X) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the redemption date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, rights, immunities, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any and all loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture except to the extent arising from its bad faith, willful misconduct or negligence.

                                 IV. COVENANTS

4.01 PAYMENT OF SECURITIES.

     The Company shall pay all amounts due with respect to the Securities on the dates and in the manner provided in the Securities. All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, if the Company has segregated and holds in trust in accordance with SECTION 2.04) on that date money sufficient to pay the amount then due with respect to the Securities.

     The Company shall pay interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities.

4.02 MAINTENANCE OF OFFICE OR AGENCY.

     The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) where Securities may be surrendered for registration of transfer or exchange or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the office of the Trustee at 4 New York Plaza, 13th Floor, New York, New York 10004, Attention: Institutional Trust Services, as an agency of the Company in accordance with SECTION 2.03.

4.03 REPORTS.

     (A) The Company shall, upon request, provide to any Holder or beneficial owner of Securities or prospective purchaser of Securities that so requests the information required to be delivered pursuant to Rule 144A(d)(4) until such time as the Securities and the underlying

Common Stock have been registered by the Company for resale under the Securities Act pursuant to the Registration Rights Agreement. In addition, the Company will furnish such Rule 144A(d)(4) information if, at any time while the Securities or the Common Stock issuable upon conversion of the Securities are restricted securities within the meaning of the Securities Act, the Company is not subject to the informational requirements of the Exchange Act.

     (B) The Company will comply with the provisions of TIA ss. 314(a).

     (C) The Company (at its own expense) will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other financial reports, if any, which the Company may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or which the Company furnishes to its stockholders. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with such quarterly and annual reports and other financial reports, if any, which the Company furnishes to its stockholders. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on the Officers' Certificate).

4.04 COMPLIANCE CERTIFICATE.

     The Company shall deliver to the Trustee within 120 days after the end of each fiscal year (beginning with the fiscal year ending on December 31, 2002) of the Company an Officers' Certificate stating whether or not the signers know of any Default or Event of Default by the Company in performing any of its obligations under this Indenture or the Securities. If they do know of any such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status.

4.05 STAY, EXTENSION AND USURY LAWS.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (in each case, to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

4.06 CORPORATE EXISTENCE.

     Subject to ARTICLE V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its subsidiaries in accordance with the respective organizational documents of each subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any subsidiary, if in the judgment of the Board of Directors (i) such preservation or existence is not material to the conduct of business of the Company and (ii) the loss of such right, license or franchise or the dissolution of such subsidiary does not have a material adverse impact on the Holders.

4.07 NOTICE OF DEFAULT.

     In the event that any Default or Event of Default shall occur, the Company will give prompt written notice of such Default or Event of Default to the Trustee.

                                 V. SUCCESSORS

5.01 WHEN COMPANY MAY MERGE, ETC.

     The Company shall not consolidate with or merge into, or transfer or lease all or substantially all of its properties and assets to, another person unless such other person is a corporation organized under the laws of the United States, any State thereof or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and whose equity securities are listed on a national securities exchange in the United States or authorized for quotation on the NNM prior to or upon giving effect to the transaction (PROVIDED HOWEVER, that in the case of a transaction where the surviving entity is organized under the laws of a foreign jurisdiction, the Company may not consummate the transaction without first (i) making provision for the satisfaction of its obligations to repurchase the Securities following a change in control, if any, and (ii) obtaining an opinion of tax counsel experienced in such matters to the effect that, under then existing United States federal income tax laws, there would be no material adverse tax consequences to Holders of the Securities resulting from such transaction); such person assumes by supplemental indenture all the obligations of the Company, under the Securities and this Indenture; and immediately after giving effect to the transaction, no Default or Event of Default shall exist.

     The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel, which may rely upon such Officers' Certificate as to the absence of Defaults and Events of Default, stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with this Indenture.

5.02 SUCCESSOR SUBSTITUTED.

     Upon any consolidation or merger or transfer or lease of all or substantially all of the assets of the Company in accordance with SECTION 5.01, the successor person formed by such consolidation or into which the Company is merged or to which such transfer or lease is made shall succeed to, and, except in the case of a lease, be substituted for, and may exercise every right and power of, and shall assume every duty and obligation of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein. When the successor assumes all obligations of the Company hereunder, except in the case of a lease, all obligations of the predecessor shall terminate.

                           VI. DEFAULTS AND REMEDIES

6.01 EVENTS OF DEFAULT.

     An "EVENT OF DEFAULT" occurs if:

          (i) the Company defaults in the payment of interest or liquidated damages on any Security when the same becomes due and payable and the default continues for a period of 30 days, whether or not such payment shall be prohibited by the provisions of ARTICLE XI hereof; provided that a failure to make any of the first four scheduled interest payments on any Security within three (3) business days after the applicable interest payment dates will constitute an Event of Default with no additional grace or cure period;

          (ii) the Company defaults in the payment of the principal or Repurchase Price or Redemption Price of any Security when the same becomes due and payable, whether on the Maturity Date, upon redemption, on the Repurchase Date or otherwise, whether or not such payment shall be prohibited by the provisions of ARTICLE XI hereof;

          (iii) the Company fails to comply with any of its other agreements in the Securities or this Indenture and the default continues for the period and after the notice specified below;

          (iv) the Company or any of its Significant Subsidiaries defaults in the payment at the final maturity thereof, after the expiration of any applicable grace period, of principal of, or premium, if any, on indebtedness for money borrowed in the aggregate principal amount then outstanding of $15,000,000 or more, or the acceleration of indebtedness for money borrowed in such aggregate principal amount so that it becomes due and payable prior to the date on which it would otherwise become due and payable and such acceleration is not rescinded or such default is not cured within 30 business days after notice to the Company in accordance with this Indenture;

          (v) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

          (A) commences a voluntary case,

          (B) consents to the entry of an order for relief against it in an involuntary case,

          (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

          (D) makes a general assignment for the benefit of its creditors;

          (vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (A) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding, or adjudicates the Company or any Significant Subsidiary insolvent or bankrupt,

          (B) appoints a Custodian of the Company or any of its Significant Subsidiaries for all or substantially all of the property of the Company or any such Significant Subsidiary, as the case may be, or

          (C) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries,

     and the order or decree remains unstayed and in effect for 90 consecutive days; or

          (vii) the Pledge Agreement or the Control Agreement shall cease to be in full force and effect or enforceable in accordance with its terms.

     The term "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     A default under CLAUSE (III) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee of the default and the default is not cured within 60 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a "NOTICE OF DEFAULT". If the Holders of 25% in aggregate principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall do so. When a default is cured, it ceases.

6.02 ACCELERATION.

     If an Event of Default (other than an Event of Default specified in SECTION 6.01(V) or (VI) with respect to the Company) as to which the Trustee has received notice pursuant to the provisions of this Indenture occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in principal amount of the Securities then outstanding by notice to the Company and the Trustee may declare the Securities to be due and payable. Upon such declaration such principal and interest shall be due and payable immediately. If an Event of Default specified in SECTION 6.01(V) or (VI) with respect to the Company occurs, the principal of and accrued interest on all the Securities shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any order or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration and if all amounts due to the Trustee under SECTION 7.07 have been paid.

6.03 OTHER REMEDIES.

     Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

6.04 WAIVER OF PAST DEFAULTS.

     Subject to SECTIONS 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive any past Default or Event of Default and its consequences. When a Default or an Event of Default is waived, it is cured and ceases for every purpose of this Indenture.

6.05 CONTROL BY MAJORITY.

     The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; PROVIDED that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

6.06 LIMITATION ON SUITS.

     Except as provided in SECTION 6.07, a Securityholder may pursue a remedy with respect to this Indenture or the Securities only if:

          (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (ii) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

          (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request.

     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

6.07 RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of all amounts due with respect to the Securities, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

     Notwithstanding any other provision of this Indenture, the right of any Holder to bring suit for the enforcement of the right to convert the Security shall not be impaired or affected without the consent of the Holder.

6.08 COLLECTION SUIT BY TRUSTEE.

     If an Event of Default specified in SECTION 6.01(I) or (II) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount due with respect to the Securities, including any unpaid and accrued interest.

6.09 TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Securityholders allowed in any judicial proceedings relative to the Company or its creditors or properties.

     The Trustee may collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
SECTION 7.07.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

6.10 PRIORITIES.

     Subject to the provisions of the Pledge Account and ARTICLE XII of this Indenture, if the Trustee collects any money pursuant to this ARTICLE VI, it shall pay out the money in the following order:

     First :  to the Trustee for amounts due under SECTION 7.07;

     Second : to holders of Senior Indebtedness to the extent required by
              ARTICLE XI;

     Third : to Securityholders for all amounts due and unpaid on the Securities, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

     Fourth : to the Company.

     The Trustee, upon prior written notice to the Company may fix a record date and payment date for any payment by it to Securityholders pursuant to this
SECTION 6.10.

6.11 UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This SECTION 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to SECTION 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.

                                  VII. TRUSTEE

7.01 DUTIES OF TRUSTEE.

     (A) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (B) Except during the continuance of an Event of Default:

          (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith, willful misconduct or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

     (C) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (ii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to SECTION 6.05.

     (D) Every provision of this Indenture that in any way relates to the Trustee in any of its roles hereunder is subject to the provisions of this
SECTION 7.01.

     (E) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

7.02 RIGHTS OF TRUSTEE.

     (A) Subject to SECTION 7.01, the Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours to examine the relevant books, records and premises of the Company, personally or by agent or attorney upon reasonable prior notice.

     (B) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

     (C) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.

     (D) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (E) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

     (F) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture.

     (G) Except with respect to SECTION 6.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in ARTICLE IV. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to SECTIONS 6.01(I) and 6.01(II) or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification or obtained actual knowledge. Delivery of reports, information and documents to the Trustee under ARTICLE IV (other than SECTIONS
4.04 and 4.07) is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     (H) The Trustee shall be under no obligation to exercise any of the rights or powers vested by this Indenture at the request or direction of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

     (I) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

     (J) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

     (K) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (L) No permissive power, right or remedy conferred upon the Trustee hereunder shall be construed to impose a duty to exercise such power, right or remedy.

7.03 INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with SECTIONS 7.10 and 7.11.

7.04 TRUSTEE'S DISCLAIMER.

     The Trustee makes no representation as to the validity, priority or adequacy of this Indenture or the Securities; it shall not be accountable for the Company's use of the proceeds from the Securities; and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

7.05 NOTICE OF DEFAULTS.

     If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of this Indenture, the Trustee shall mail to each Securityholder a notice of the Default or Event of Default within 30 days after it occurs unless such Default or Event of Default has been cured or waived. Except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Securityholders.

7.06 REPORTS BY TRUSTEE TO HOLDERS.

     Within 60 days after each May 15 beginning with May 15, 2003, the Trustee shall mail to each Securityholder if required by TIA ss. 313(a) a brief report dated as of such May 15 that complies with TIA ss. 313(c). In such event, the Trustee also shall comply with TIA ss. 313(b).

     A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed by the Trustee with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange.

7.07 COMPENSATION AND INDEMNITY.

     The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed upon in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee against any and all loss, liability, damage, claim or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the reasonable


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

costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers and duties hereunder. The Company need not pay for any settlement made without its consent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee's negligence or willful misconduct.

     To secure the Company's payment obligations in this SECTION 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay amounts due on particular Securities.

     The indemnity obligations of the Company with respect to the Trustee provided for in this SECTION 7.07 shall survive any resignation or removal of the Trustee.

     When the Trustee incurs expenses or renders services after an Event of Default specified in SECTION 6.01(V) or (VI) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

7.08 REPLACEMENT OF TRUSTEE.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this SECTION 7.08.

     The Trustee may resign by so notifying the Company in writing 30 business days prior to such resignation. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

          (i) the Trustee fails to comply with SECTION 7.10;

          (ii) the Trustee is adjudged a bankrupt or an insolvent;

          (iii) a receiver or other public officer takes charge of the Trustee or its property; or

          (iv) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

     If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company's expense), the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with SECTION 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in SECTION 7.07.

7.09 SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates with, merges or converts into, or transfers by sale or otherwise all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is otherwise eligible hereunder.

7.10 ELIGIBILITY; DISQUALIFICATION.

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b).

7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

     The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                          VIII. DISCHARGE OF INDENTURE

8.01 TERMINATION OF THE OBLIGATIONS OF THE COMPANY.

     The Company may terminate all of its obligations under this Indenture if all Securities previously authenticated and delivered (other than mutilated, destroyed, lost or stolen Securities which have been replaced or paid as provided in SECTION 2.07) have been delivered to the Trustee for cancellation or if:

          (i) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption;

          (ii) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient to pay the principal or Redemption Price of and any unpaid and accrued interest on the Securities to maturity or redemption, as the case may be. Immediately after making the deposit, the Company shall give notice of such event to the Securityholders;

          (iii) the Company has paid or caused to be paid all sums then payable by the Company to the Trustee hereunder as of the date of such deposit; and

          (iv) the Company has delivered to the Trustee an opinion of counsel and an Officers' Certificate stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with. The Company may make the deposit only during the one-year period and only if ARTICLE XI permits it.

However, the Company's obligations in SECTIONS 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.15, 2.16, 2.17, 4.01, 4.02, 7.07, 7.08 and 8.03, ARTICLE VIII and
ARTICLE X shall survive until the Securities are no longer outstanding. Thereafter the obligations of the Company in SECTIONS 7.07 and 8.03 shall survive.

     After a deposit pursuant to this SECTION 8.01, the Trustee upon request shall acknowledge in writing the discharge of the obligations of the Company under the Securities and this Indenture, except for those surviving obligations specified above.

     In order to have money available on a payment date to pay the principal or Redemption Price of and any unpaid and accrued interest on the Securities, the U.S. Government Obligations shall be payable as to principal and any unpaid and accrued interest on or before such payment date in such amounts as will provide the necessary money.

     "U.S. GOVERNMENT OBLIGATIONS" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Securities, and shall also include depository receipts issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

     "STATED MATURITY" means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

8.02 APPLICATION OF TRUST MONEY.

     The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to SECTION 8.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of the principal or Redemption Price of and any unpaid and accrued interest on the Securities. Money and securities so held in trust are not subject to the subordination provisions of
ARTICLE XI.

8.03 REPAYMENT TO COMPANY.

     The Trustee and the Paying Agent shall promptly notify the Company of, and pay to the Company upon the request of the Company, any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon the written request of the Company any money held by them for the payment of the principal or Redemption Price of and any unpaid and accrued interest that remains unclaimed for two years; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense and request of the Company, cause to be published once in a newspaper of general circulation in the City of New York or cause to be mailed to each Holder, notice stating that such money remains and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee and the Paying Agent shall cease.

8.04 REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with SECTIONS 8.01 and 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to SECTIONS 8.01 and 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with SECTIONS 8.01 and 8.02; PROVIDED, HOWEVER, that if the Company has made any payment of amounts due with respect to any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                 IX. AMENDMENTS

9.01 WITHOUT CONSENT OF HOLDERS.

     The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to or the consent of any
Securityholder:


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

          (i) to cure any ambiguity, inconsistency or other defect in this Indenture;

          (ii) to comply with SECTIONS 5.01 and 10.12;

          (iii) to make any changes or modifications to this Indenture necessary in connection with the registration of the Securities under the Securities Act and the qualification of the Indenture under the TIA;

          (iv) to secure the obligations of the Company in respect of the Securities; or

          (v) to add to the covenants of the Company described in this Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company.

     Notwithstanding the foregoing, no supplemental indenture pursuant to this
SECTION 9.01 may be entered into without the consent of the holders of a majority in principal amount of the Securities if such supplemental indenture would materially and adversely affect the interests of the Holders of the Securities.

9.02 WITH CONSENT OF HOLDERS.

     The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities. Subject to SECTION 6.07, the Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to SECTION 6.04, may not:

          (i) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

          (ii) reduce the rate of or change the time for payment of interest (including any liquidated damages) on any Security;

          (iii) reduce the principal, Redemption Price or Repurchase Price of or change the stated maturity of any Security;

          (iv) make any Security payable in money or securities other than as stated in such Security;

          (v) waive a default in the payment of any amount due with respect to any Security; or

          (vi) make any change that adversely affects the right to convert, or receive payment with respect to, any Security or the right to institute suit for the enforcement of any payment with respect to, or conversion of, any Security or the right to require the Company to repurchase any of the Securities upon a Change in Control.

     An amendment under this SECTION 9.02 may not make any change that adversely affects the rights under ARTICLE XI of any holder of Senior Indebtedness unless the holders of such Senior Indebtedness pursuant to its terms consent to the change.

     Promptly after an amendment under SECTION 9.01 or this SECTION 9.02 becomes effective, the Company shall mail to Securityholders a notice briefly describing the amendment. Any failure of the Company to mail such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.

     It shall not be necessary for the consent of the Holders under this SECTION
9.02 to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent approves the substance thereof.

9.03 COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment, waiver or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

9.04 REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder.

     After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Securityholder unless it makes a change described in SECTION 9.02. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and, provided that notice of such amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder's Security, every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

9.05 NOTATION ON OR EXCHANGE OF SECURITIES.

     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

9.06 TRUSTEE PROTECTED.

     The Trustee need not sign any amendment, supplement or waiver authorized pursuant to this ARTICLE IX that adversely affects the Trustee's rights, duties, liabilities or immunities. The Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel and an Officers' Certificate that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to the Indenture.

                                 X. CONVERSION

10.01 CONVERSION PRIVILEGE; RESTRICTIVE LEGENDS.

     A Holder of a Security may convert such Security into Common Stock at any time during the period stated in PARAGRAPH 9 of the Securities. The initial conversion rate is stated in PARAGRAPH 9 of the Securities. The conversion rate is subject to adjustment in accordance with SECTIONS 10.06 through 10.12.

     A Holder may convert a portion of the principal of such Security if the portion is $1,000 principal amount or a positive integral multiple of $1,000 principal amount. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it.

     Any shares issued upon conversion of a Security shall bear the Private Placement Legend until after the second anniversary of the later of the issue date for the Securities and the last date on which the Company or any Affiliate of the Company was the owner of such shares or the Security (or any predecessor security) from which such shares were converted (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the Opinion of Counsel for the Company, unless otherwise agreed by the Company and the Holder thereof).

10.02 CONVERSION PROCEDURE.

     To convert a Security, a Holder must satisfy the requirements in PARAGRAPH 9 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date. As soon as practicable following the conversion date, the Company shall deliver to the Holder through the Conversion Agent a certificate for the number of full shares of Common Stock issuable upon the conversion and a check in lieu of any fractional share. The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the conversion date.

     Except as described below and in the Registration Rights Agreement with respect to the Liquidated Damages Amount (as defined therein), no payment or adjustment will be made for accrued interest on, or liquidated damages with respect to, a converted Security or for dividends on any Common Stock issued on or prior to conversion. If any Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the opening of business on the next interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date shall be paid to the Holder of such Security on such record date; PROVIDED, HOWEVER, that such Security, when surrendered for conversion, must be accompanied by payment to the Trustee on behalf of the Company of an amount equal to the interest payable on such interest payment date on the portion so converted; PROVIDED, FURTHER, HOWEVER, that such payment to the Trustee described in the immediately preceding proviso shall not be required in connection with any conversion of a Security called for redemption pursuant to SECTION 3.04 hereof on a redemption date that is after a record date for the payment of interest and on or before the day that is one business day following the corresponding interest payment date.

     If a Holder converts more than one Security at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of the Securities converted.

     Upon surrender of a Security that is converted in part the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

     If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

10.03 FRACTIONAL SHARES.

     The Company will not issue fractional shares of Common Stock upon conversion of Securities and instead will deliver a check in an amount equal to the value of such fraction computed on the basis of the last sale price regular way of the Common Stock as reported on the NNM (or if not listed for trading thereon, as reported on such national securities exchange or on the principal automated quotation system on which the Common Stock is listed or admitted to trading) at the close of business on the date of conversion or if there is no such reported sale on the day in question, on the basis of the average of the closing bid and asked quotations regular way as so reported on the NNM (or if not listed for trading thereon, on the national securities exchange or on the principal automated quotation system on which the Common Stock is listed or admitted to trading) for such day. If on the date of conversion, the Common Stock is not listed on the NNM or on any national securities exchange, the amount shall be computed on the basis of the average of the high bid and low asked quotations regular way on the day in question in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, or if not so quoted, as reported by National Quotation Bureau, Incorporated, or a similar organization. If on the date of conversion, the Common Stock is not quoted by any such organization, the fair value of such Common Stock on such day, as reasonably determined in good faith by the Board of Directors shall be used.

10.04 TAXES ON CONVERSION.

     If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

10.05 COMPANY TO PROVIDE STOCK.

     The Company shall reserve out of its authorized but unissued Common Stock or Common Stock held in its treasury enough shares of Common Stock to permit the conversion of all of the Securities.

     All shares of Common Stock which may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable.

     The Company will endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and will endeavor to list such shares on each national securities exchange or automated quotation system on which the Common Stock is listed.

10.06 ADJUSTMENT OF CONVERSION RATE.

     The conversion rate shall be subject to adjustment from time to time as follows:

          (a) In case the Company shall (1) pay a dividend in shares of Common Stock to all holders of Common Stock, (2) make a distribution in shares of Common Stock to all holders of Common Stock, (3) subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or
     (4) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the conversion rate in effect immediately prior to such action shall be adjusted so that the holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which he would have owned immediately following such action had such Securities been converted immediately prior thereto. Any adjustment made pursuant to this SECTION 10.06(A) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

          (b) In case the Company shall issue rights or warrants to all or substantially all holders of Common Stock, as the case may be, entitling them (for a period commencing no earlier than the record date for the determination of Holders of Common Stock entitled to receive such rights or warrants and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock), at a price per share less than the then current market price (as determined pursuant to SECTION 10.06(G) below) of Common Stock on such record date, the conversion rate shall be increased by multiplying the conversion rate in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock so offered for subscription or purchase, and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price. Such adjustments shall become effective immediately after such record date.

          (c) In case the Company shall distribute to all or substantially all holders of Common Stock shares of capital stock of the Company other than Common Stock, evidences of indebtedness or other assets (other than cash dividends out of current or retained earnings), or shall distribute to all or substantially all holders of Common Stock rights or warrants to subscribe for securities (other than those referred to in SECTION 10.06(B) above), then in each such case the conversion rate shall be increased by multiplying the conversion rate in effect immediately prior to the close of business on the record date for the determination of shareholders entitled to such distribution by a fraction of which the numerator shall be the current market price of Common Stock (determined as provided in SUBSECTION
     (G) below), on such date and the denominator shall be such current market price less the fair market value (as determined by the Board of Directors whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the evidences of indebtedness, shares of capital stock, cash and other assets to be distributed or of such subscription rights or warrants applicable to one share of Common Stock, such increase to become effective immediately prior to the opening of business on the day following such record date. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants (other than those referred to in SECTION 10.06(B) above) ("RIGHTS") PRO RATA to holders of Common Stock, the Company may, in lieu of making any adjustment pursuant to this SECTION 10.06(C), make proper provision so that each Holder of a Security who converts such Security (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "CONVERSION SHARES"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "DISTRIBUTION DATE"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of shares of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the principal amount of the Security so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

     In the event that the Company has a stockholders' rights plan in effect ("RIGHTS PLAN"), upon conversion of the Securities into Common Stock, the Holders will receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in the Rights Plan. In the event that the Company implements a Rights Plan after the date hereof, the Company shall provide that the Holders will receive, in addition to the Common Stock, the rights described therein upon conversion of the Securities (whether or not the rights have separated from the Common Stock prior to the time of conversion), subject to the limitations set forth in the Rights Plan. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the two preceding sentences of this paragraph shall not constitute a distribution of rights or warrants pursuant to this SECTION 10.06(C).

          (d) In case the Company shall, by dividend or otherwise, at any time make a distribution (the "TRIGGERING DISTRIBUTION," and the amount of the Triggering Distribution, together with the sum of (w) and (x) below, the "COMBINED AMOUNT") to all or substantially all holders of its Common Stock of cash (including any distributions of cash out of current or retained earnings of the Company, but excluding any cash that is distributed as part of a distribution requiring a conversion rate adjustment pursuant to SUBSECTION (C) above or SUBSECTION (E) below) in an aggregate amount that, together with the sum of (w) the aggregate amount of any cash and the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive thereof and described in a Board Resolution), as of the expiration of the tender or exchange offer referred to below, of any other consideration payable in respect of any tender or exchange offer by the Company or a subsidiary of the Company for all or any portion of the Common Stock consummated within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no conversion rate adjustment has been made pursuant to this SECTION 10.06, and (x) the aggregate amount of all other cash distributions to all or substantially all holders of Common Stock made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no conversion rate adjustment has been made pursuant to this
     SECTION 10.06, exceeds 10% of the product of the current market price per share (as determined in accordance with SUBSECTION (G) of this SECTION 10.06) of the Common Stock on the close of business, New York City time, on the business day (the "DISTRIBUTION DECLARATION DATE") immediately preceding the day on which the Triggering Distribution is declared by the Company and the number of shares of Common Stock outstanding on the Distribution Declaration Date (excluding shares held in the treasury of the Company), the conversion rate shall be adjusted by multiplying the conversion rate in effect immediately prior to the effectiveness of the conversion rate adjustment contemplated by this SUBSECTION (D) by a fraction (y) the numerator of which shall be such current market price per share of Common

     Stock and (z) the denominator of which shall be (I) such current market price per share of Common Stock less (II) the number obtained by dividing the Combined Amount by such number of shares of Common Stock outstanding. Such adjustment shall become effective immediately prior to the opening of business on the day following the Distribution Declaration Date.

          (e) In case a tender offer or exchange offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock shall expire and such tender offer or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) that combined together with:

     (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the expiration of such tender offer or exchange offer, of consideration payable in respect of any other tender offers or exchange offers, by the Company or any of its subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer or exchange offer and in respect of which no adjustment pursuant to this
          SECTION 10.06 has been made, and

     (2) the aggregate amount of any distributions to all or substantially all holders of the Company's Common Stock made exclusively in cash within the 12 months preceding the expiration of such tender offer or exchange offer and in respect of which no adjustment pursuant to this
          SECTION 10.06 has been made,

          exceeds 10% of the product of the current market price per share (as determined in accordance with subsection (g) of this SECTION 10.06) as of the last time (the "EXPIRATION TIME") tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares or exchanged shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the conversion rate shall be adjusted by multiplying the conversion rate in effect immediately prior to the close of business on the date of the Expiration Time by a fraction:

     (i) the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the current market price of the Common Stock as of the Expiration Time; and

     (ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the current market price of the Common Stock as of the Expiration Time.

     Such adjustment (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the conversion rate shall again be adjusted to be the conversion rate which would then be in effect if such tender offer or exchange offer had not been made. If the application of this SECTION 10.06(E) to any tender offer or exchange offer would result in a decrease in the conversion rate, no adjustment shall be made for such tender offer or exchange offer under this SECTION 10.06(E).

          (f) In addition to the foregoing adjustments in subsections (a), (b),
     (c), (d) and (e) above, the Company, from time to time and to the extent permitted by law, may increase the conversion rate by any amount for at least 20 days or such longer period as may be required by law, if the Board of Directors of the Company has made a determination, which determination shall be conclusive, that such increase would be in the best interests of the Company, provided that the effective conversion price is not less than the par value of a share of Common Stock. The Company shall give notice to the Trustee and cause notice of such increase to be mailed to each Holder of Securities at such Holder's address as the same appears on the registry books of the Registrar, at least 15 days prior to the date on which such increase commences. Such conversion rate increase shall be irrevocable during such period.

          (g) For the purpose of any computation under subsections (a), (b),
     (c), (d) and (e) above of this SECTION 10.06, the current market price per share of Common Stock on the date fixed for determination of the stockholders entitled to receive the issuance or distribution requiring such computation (the "DETERMINATION DATE") shall be deemed to be the average of the Daily Market Prices for the ten consecutive trading days immediately preceding the Determination Date; PROVIDED, HOWEVER, that (i) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion rate pursuant to subsection (a), (b), (c), (d) or (e) above occurs on or after the tenth trading day prior to the Determination Date and prior to the "ex" date for the issuance or distribution requiring such computation, the Daily Market Price for each trading day prior to the "ex" date for such other event shall be adjusted by multiplying such Daily Market Price by the reciprocal of the fraction by which the conversion rate is so required to be adjusted as a result of such other event, (ii) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion rate pursuant to subsection (a), (b), (c), (d) or (e) above occurs on or after the "ex" date for the issuance or distribution requiring such computation and on or prior to the Determination Date, the Daily Market Price for each business day on and after the "ex" date for such other event shall be adjusted by multiplying such Daily Market Price by the same fraction by which the conversion rate is so required to be adjusted as a result of such other event, and (iii) if the "ex" date for the issuance or distribution requiring such computation is on or prior to the Determination Date, after taking into account any adjustment required pursuant to clause (i) or (ii) of this proviso, the Daily Market Price for each trading day on and after the "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for the purposes of this SECTION 10.06, whose determination shall be conclusive and described in a Resolution of the Board of Directors) of the evidences of indebtedness, shares of capital stock or other securities or assets being distributed (in the distribution requiring such computation) applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For the purpose of any computation under SUBSECTION (E) of this SECTION 10.06, the current market price per share of Common Stock at the expiration time for the tender offer requiring such computation shall be deemed to be the average of the Daily Market Price for the ten consecutive trading days commencing on the business day immediately following the expiration time of such tender offer (the "COMMENCEMENT DATE"); PROVIDED, HOWEVER, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the conversion rate pursuant to subsection (a),
     (b), (c), (d) or (e) above occurs on or after the expiration time for the tender offer requiring such computation and prior to the day in question, the Daily Market Price for each trading day on or after to the "ex" date for such other event shall be adjusted by multiplying such Daily Market Price by the same fraction by which the conversion rate is so required to be adjusted as a result of such other event. For purposes of this subsection, the term "ex" date, (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Daily Market Price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and
     (iii) when used with respect to any tender offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the expiration time of such tender offer (as it may be amended or extended).

10.07 NO ADJUSTMENT.

     No adjustment in the conversion rate shall be required until cumulative adjustments amount to 1% or more of the conversion rate as last adjusted; PROVIDED, HOWEVER, that any adjustments which by reason of this SECTION 10.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this ARTICLE X shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value of the Common Stock.

     If any rights, options or warrants issued by the Company as described in
SECTION 10.06 are only exercisable upon the occurrence of certain triggering events, then the conversion rate will not be adjusted as provided in SECTION
10.06 until the earliest of such triggering event occurs. Upon the expiration or termination of any rights, options or warrants without the exercise of such rights, options or warrants, the conversion rate then in effect shall be adjusted immediately to the conversion rate which would have been in effect at the time of such expiration or termination had such rights, options or warrants, to the extent outstanding immediately prior to such expiration or termination, never been issued.

     No adjustment need be made for a transaction referred to in this ARTICLE X if Securityholders are to participate in the transaction without conversion on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

10.08 OTHER ADJUSTMENTS.

     In the event that, as a result of an adjustment made pursuant to SECTION
10.06 hereof, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock other than shares of Common Stock, thereafter the conversion rate of such other shares so receivable upon conversion of any Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this ARTICLE X.

10.09 ADJUSTMENTS FOR TAX PURPOSES.

     The Company may make such increases in the conversion rate, in addition to those required by SECTION 10.06 hereof, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution or rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company or to its stockholders will not be taxable to the recipients thereof.

10.10 NOTICE OF ADJUSTMENT.

     Whenever the conversion rate is adjusted, the Company shall promptly mail to Holders at the addresses appearing on the Registrar's books a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

10.11 NOTICE OF CERTAIN TRANSACTIONS.

     In the event that:

          (1) the Company takes any action which would require an adjustment in the conversion rate;

          (2) the Company takes any action that would require a supplemental indenture pursuant to SECTION 10.12; or

          (3) there is a dissolution or liquidation of the Company;

a Holder of a Security may wish to convert such Security into shares of Common Stock prior to the record date for or the effective date of the transaction so that he may receive the rights, warrants, securities or assets which a holder of shares of Common Stock on that date may receive. Therefore, the Company shall mail to Holders at the addresses appearing on the Registrar's books and the Trustee a notice stating the proposed record or effective date, as the case may be, of any transaction referred to in CLAUSE (1), (2) or (3) of this SECTION
10.11. The Company shall mail such notice at least 15 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in CLAUSE (1), (2) or (3) of this
SECTION 10.11.

10.12 EFFECT OF RECLASSIFICATIONS, CONSOLIDATIONS, MERGERS, BINDING SHARE EXCHANGES OR SALES ON CONVERSION PRIVILEGE.

     If any of the following shall occur, namely: (i) any reclassification or change in the Common Stock issuable upon conversion of Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or binding share exchange to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, the Common Stock, or (iii) any sale or conveyance of all or substantially all of the property or business of the Company as an entirety, then the Company or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, binding share exchange, sale or conveyance, execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, binding share exchange, sale or conveyance by a holder of the number of shares of Common Stock, deliverable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, binding share exchange, sale or conveyance. Such supplemental indenture shall provide for adjustments of the conversion rate which shall be as nearly equivalent as may be practicable to the adjustments of the conversion rate provided for in this ARTICLE X. The foregoing, however, shall not in any way affect the right a Holder of a Security may otherwise have, pursuant to CLAUSE (II) of the last sentence of SUBSECTION
(C) of SECTION 10.06 hereof, to receive Rights upon conversion of a Security. If, in the case of any such consolidation, merger, binding share exchange, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, binding share exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provision of this SECTION 10.12 shall similarly apply to successive consolidations, mergers, binding share exchanges, sales or conveyances.

     In the event the Company shall execute a supplemental indenture pursuant to this SECTION 10.12, the Company shall promptly file with the Trustee an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, binding share exchange, sale or conveyance and any adjustment to be made with respect thereto.

10.13 TRUSTEE'S DISCLAIMER.

     The Trustee has no duty to determine when an adjustment under this ARTICLE X should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to
SECTION 10.10 hereof. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the failure by the Company to comply with any provisions of this ARTICLE X.

     The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to SECTION 10.12, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to SECTION 10.12 hereof.

                               XI. SUBORDINATION

11.01 AGREEMENT TO SUBORDINATE.

     The Company agrees, and each Securityholder by accepting a Security agrees, that the payment of all amounts due with respect to the Securities is subordinated in right of payment

(except as set forth in this ARTICLE XI with respect to Permitted Payments), to the extent and in the manner provided in this ARTICLE XI, to the prior payment in full of all Senior Indebtedness and that the subordination is for the benefit of the holders of Senior Indebtedness.

     Money and securities held in trust pursuant to ARTICLE VIII are not subject to the subordination provisions of this ARTICLE XI.

11.02 CERTAIN DEFINITIONS.

     "INDEBTEDNESS" means, with respect to any person, the principal of, and premium, if any, and interest on (a) all indebtedness of such person for borrowed money (including all indebtedness evidenced by notes, bonds, debentures or other securities sold by such person for money), (b) all obligations incurred by such person in the acquisition (whether by way of purchase, merger, consolidation or otherwise and whether by such person or another person) of any business, real property or other assets (except inventory and related items acquired in the ordinary course of the conduct of the acquiror's usual business), (c) guarantees by such person of indebtedness described in clause (a) or (b) of another person, (d) all renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any such indebtedness, obligation or guarantee, (e) all reimbursement obligations of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person, (f) all capital lease obligations of such person, (g) all net obligations of such person under interest rate swap, currency exchange or similar agreements of such person and (h) all obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property, including such person's obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed upon residual value of the leased property to the lessor.

     "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative for an issue of Senior Indebtedness.

     "SENIOR INDEBTEDNESS" means all Indebtedness of the Company outstanding at any time, except the Securities, Indebtedness that by its terms provides that it shall not be "senior" in right of payment to the Securities or Indebtedness that by its terms provides that it shall be "pari passu" or "junior" in right of payment to the Securities. Senior Indebtedness does not include Indebtedness of the Company to any of its subsidiaries.

11.03 LIQUIDATION; DISSOLUTION; BANKRUPTCY.

     Upon any distribution of assets to creditors of the Company in a liquidation, winding up or dissolution of the Company, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

          (i) holders of Senior Indebtedness shall be entitled to receive payment in full of the principal of and interest (including interest accruing after the commencement of any such proceeding) to the date of payment on the Senior Indebtedness before Securityholders shall be entitled to receive any payment from the Company of amounts due with respect to the Securities (other than cash payments due upon conversion of Securities in lieu of fractional shares and except for Permitted Payments); and

          (ii) until the Senior Indebtedness is paid in full, any distribution to which Securityholders would be entitled from the Company but for this
     ARTICLE XI (except for Permitted Payments) shall be made to holders of Senior Indebtedness, as their interests may appear, except the Securityholders may receive securities that are subordinated to Senior Indebtedness to at least the same extent as the Securities and payments made pursuant to SECTIONS 8.01 and 8.02.

11.04 COMPANY NOT TO MAKE PAYMENTS WITH RESPECT TO SECURITIES IN CERTAIN CIRCUMSTANCES.

     No payment of amounts due may be made by the Company, directly or indirectly, with respect to the Securities (including any repurchase pursuant to the exercise of the Repurchase Right, but excluding cash payments due upon conversion in lieu of fractional shares and except for Permitted Payments) or to acquire any of the Securities at any time if a default in payment of the principal of or premium, if any, or interest on Senior Indebtedness exists beyond any applicable grace period, unless and until such default shall have been cured or waived or shall have ceased to exist. During the continuance of any default with respect to any Senior Indebtedness pursuant to which any Senior Indebtedness has been issued (other than default in payment of the principal of or premium, if any, or interest on any Senior Indebtedness), permitting the holders thereof to accelerate the maturity thereof, no payment (except for Permitted Payments) may be made by the Company, directly or indirectly, of any amount due with respect to the Securities (a "PAYMENT BLOCKAGE") until the earlier of (i) the date on which such default has been cured or waived, (ii) 180 days following receipt of written notice (a "PAYMENT BLOCKAGE NOTICE") to the Company from any holder or holders thereof or its Representative or Representatives or the trustee or trustees under any indenture under which any instrument evidencing any such Senior Indebtedness may have been issued, that such a default has occurred and is continuing, (iii) the date on which such Senior Indebtedness is discharged or paid in full or (iv) the date of which the imposition of such Payment Blockage shall have been terminated by written notice to such trustee or the Company from such trustee or other representative initiating such Payment Blockage. Notwithstanding the foregoing, no new Payment Blockage period shall commence until a period of at least 365 consecutive days shall have elapsed since the beginning of the prior Payment Blockage period. No default (other than a default in payment) that existed or was continuing on the date of delivery of any Payment Blockage Notice shall be the basis for any subsequent Payment Blockage Notice, unless such default has been cured or waived for a period of not less than 90 consecutive days. However, if the maturity of such Senior Indebtedness is accelerated, no payment may be made by the Company on the Securities until such Senior Indebtedness that has matured has been paid or such acceleration has been cured or waived.

     Regardless of anything to the contrary herein, nothing shall prevent (a) any payment by the Trustee to the Securityholders of amounts deposited with it pursuant to ARTICLE VIII or (b) any payment by the Trustee or the Paying Agent as permitted by SECTION 11.12 and
ARTICLE XI. Nothing contained in this ARTICLE XI will limit the right of the Trustee or the Securityholders to take any action to accelerate the maturity of the Securities pursuant to SECTION 6.02 or to pursue any rights or remedies hereunder.

11.05 ACCELERATION OF SECURITIES.

     If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

11.06 WHEN DISTRIBUTION MUST BE PAID OVER.

     In the event that the Company shall make any payment to the Trustee with respect to the Securities at a time when such payment is prohibited by SECTION
11.03 or 11.04, such payment shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (PRO RATA as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their Representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

     If a distribution is made to Securityholders, that because of this ARTICLE XI should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

11.07 NOTICE BY COMPANY.

     The Company shall promptly notify the Trustee and the Paying Agent in writing of any facts known to the Company that would cause a payment of any amount due with respect to the Securities to violate this ARTICLE XI, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness provided in this ARTICLE XI.

11.08 SUBROGATION.

     After all Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated (equally and ratably with all other Indebtedness of the Company ranking PARI PASSU with the Securities) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Securityholders have been applied to the payment of Senior Indebtedness. A distribution made under this ARTICLE XI to holders of Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Indebtedness.

11.09 RELATIVE RIGHTS.

     This ARTICLE XI defines the relative rights of Securityholders and holders of Senior Indebtedness. Nothing in this Indenture shall:

          (i) impair, as between the Company, on the one hand, and Securityholders, on the other hand, the obligation of the Company, which is absolute and unconditional, to pay all amounts due with respect to the Securities in accordance with their terms;

          (ii) affect the relative rights of Securityholders and creditors of the Company other than holders of Senior Indebtedness; or

          (iii) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Securityholders.

     Upon any distribution of assets of the Company referred to in this ARTICLE XI, the Trustee, subject to the provisions of SECTIONS 7.01 and 7.02, and the Holders of the Securities shall be entitled to rely upon any order or decree by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this ARTICLE XI. Nothing contained in this ARTICLE XI or elsewhere in this Indenture or in any Security is intended to or shall affect the obligation of the Company to make, or prevent the Company from making, at any time except during the pendency of any dissolution, winding up, liquidation or reorganization proceeding, and except during the continuance of any default specified in SECTION 11.04 (not cured or waived), payments at any time of all amounts due with respect to the Securities.

11.10 SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

     No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by the failure of the Company to comply with this Indenture.

11.11 DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

     Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representatives.

11.12 RIGHTS OF TRUSTEE AND PAYING AGENT.

     The Trustee or Paying Agent may continue to make payments on the Securities until it receives written notice of facts that would cause a payment of amounts due with respect to the

Securities to violate this ARTICLE XI. Only the Company or a Representative or a holder of an issue of Senior Indebtedness that has no Representative may give the notice.

     The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a Representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a Representative on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person who is a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this ARTICLE XI, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this ARTICLE XI, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment or until such time as the Trustee shall be otherwise satisfied as to the right of such person to receive such payment.

     The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

     The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holder if it shall mistakenly pay over or distribute to Securityholders or the Company or any other person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this ARTICLE XI or otherwise.

11.13 OFFICERS' CERTIFICATE.

     If there occurs an event referred to in SECTION 11.03 or 11.04, the Company shall promptly give to the Trustee an Officers' Certificate (on which the Trustee may conclusively rely) identifying all holders of Senior Indebtedness or their Representatives and the principal amount of Senior Indebtedness then outstanding held by each such holder and stating the reasons why such Officers' Certificate is being delivered to the Trustee.

11.14 NOT TO PREVENT EVENTS OF DEFAULT.

     The failure to make any payment due with respect to the Securities by reason of any provision of this ARTICLE XI shall not be construed as preventing the occurrence of an Event of Default under SECTION 6.01.

                                 XII. SECURITY

12.01 SECURITY.

     On the Closing Date, the Company shall (i) enter into the Pledge Agreement and the Control Agreement and comply with the terms and provisions thereof and
(ii) purchase the Pledged Securities to be pledged to the Trustee for the benefit of the Holders in such amount as will be sufficient upon receipt of scheduled interest and/or principal payments of such Pledged

Securities to provide for payment in full of the first four scheduled interest payments due on the Securities. The Pledged Securities shall be pledged by the Company to the Trustee for the benefit of the Holders and shall be held by the Trustee in the Pledge Account pending disposition pursuant to the Pledge Agreement.

12.02 PLEDGE AGREEMENT.

     Each Holder, by its acceptance of a Security, consents and agrees to the terms of the Pledge Agreement and the Control Agreement (including, without limitation, the provisions providing for foreclosure and release of the Pledged Securities) as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee to enter into the Pledge Agreement and the Control Agreement and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. The Company will do or cause to be done all such acts and things as may be necessary or reasonably requested by the Trustee, or as may be required by the provisions of the Pledge Agreement or the Control Agreement, to assure and confirm to the Trustee the security interest in the Pledged Securities contemplated hereby, by the Pledge Agreement or any part thereof or the Control Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein and therein expressed. The Company shall take, or shall cause to be taken, upon request of the Trustee, any and all actions reasonably required to cause the Pledge Agreement and the Control Agreement to create and maintain, as security for the obligations of the Company under this Indenture and the Securities, valid and enforceable first priority Liens in and on all the Pledged Securities, in favor of the Trustee, superior to and prior to the rights of third Persons and subject to no other Liens.

12.03 RELEASE OF PLEDGED SECURITIES.

     The release of any Pledged Securities pursuant to the Pledge Agreement will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Securities are released pursuant to this Indenture and the Pledge Agreement and the Control Agreement. To the extent applicable, the Company shall cause TIA ss. 314(d) relating to the release of property or securities from the Lien and security interest of the Pledge Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Pledge Agreement to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by an Officer of the Company, except in cases where TIA ss. 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Company.

12.04 DISBURSEMENTS FROM PLEDGE ACCOUNT UPON CONVERSION OR REPURCHASE.

     If, prior to the payment of the fourth scheduled interest payment due on the Securities, any Security converted in accordance with this Indenture or any Security repurchased by the Company, then, upon the written request of the Company to the Trustee and satisfaction of the conditions precedent specified in this SECTION 12.04, the Trustee shall promptly liquidate the Collateral (as defined in the Pledge Agreement) to the extent (but only to the extent) necessary to generate an amount of cash proceeds equal to the Release Amount (as defined below) and shall distribute to the Company (such distribution, a "RELEASE DISTRIBUTION") such amount in immediately available funds. Upon each Release Distribution, the Trustee shall release the security interest and continuing lien in that portion of the Collateral, and proceeds derived therefrom, distributed to the Company pursuant to such Release Distribution, and shall execute such documents as the Company may reasonably request to evidence such release. No Release Distribution or liquidation to facilitate a Release Distribution shall occur unless all of the following shall have been satisfied:

          (i) the Company has delivered to the Trustee an opinion of counsel to the effect that (A) the Securities referred to in the above paragraph have been duly converted or repurchased by the Company and (B) all conditions precedent to the Release Distribution have been satisfied;

          (ii) the Company has delivered to the Trustee an officers' certificate that (A) identifies the Securities that have been so converted or so repurchased, (B) affirms that such Securities have been duly converted or repurchased, (C) states that all conditions precedent relating to the Release Distribution have been satisfied and (D) states the Release Amount;

          (iii) the Company has delivered to the Trustee a Written Independent Accountant Report (as defined in the Pledge Agreement) stating that the Collateral to be remaining after the proposed Release Distribution and related liquidation of Collateral will be sufficient, upon receipt of the scheduled interest and principal payments on the remaining Pledged Financial Assets (as defined in the Pledge Agreement), to provide for payment in full of the remaining first four scheduled interest payments on the Remaining Securities when due;

          (iv) no Event of Default (as defined in Section 13 of the Pledge Agreement) has occurred and is continuing;

          (v) no Event (as defined in the Registration Rights Agreement) has occurred and is continuing; and


          (vi) no Securities that have been repurchased by the Company have subsequently been resold.

     "RELEASE AMOUNT" means an amount equal to the net proceeds (after deducting expenses related in any way to the related Release Distribution and liquidation of Collateral) from the liquidation of that portion of the Collateral not necessary to remain in the Pledge Account in order to provide, from the receipt of the scheduled interest and principal payments on the remaining Pledged Financial Assets, for payment in full of the remaining first four scheduled interest payments on the Remaining Notes when due.

     "REMAINING SECURITIES" means the Securities other than the Securities specified in the officer's certificate referred to in this SECTION 12.04 as having been converted or repurchased.

12.05 OPINIONS OF COUNSEL.

     The Company shall cause TIA ss. 314(b), relating to opinions of counsel regarding the Lien under the Pledge Agreement, to be complied with. The Trustee may accept, to the extent permitted by SECTIONS 4.04 and 7.06 as conclusive evidence of compliance with the foregoing provisions, the appropriate statements contained in such instruments.

12.06 AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE PLEDGE AGREEMENT.

     The Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all reasonable actions in accordance with the Pledge Agreement necessary or appropriate in order to (i) enforce any of the terms of the Pledge Agreement or (ii) collect and receive any and all amounts payable in respect of the obligations of the Company thereunder. The Trustee shall have power to institute and to maintain such suits and proceedings as the Trustee may reasonably deem expedient to preserve or protect its interests and the interests of the Holders in the Pledged Securities (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

                              XIII. MISCELLANEOUS

13.01 TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision of the TIA shall control.

13.02 NOTICES.

     Any notice or communication by the Company or the Trustee to one or both of the others is duly given if in writing and delivered in person, mailed by first-class mail or by express delivery to the other parties' addresses stated in this SECTION 13.02. The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication to a Securityholder shall be mailed to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

     If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Securityholders, it shall mail a copy to the other and to the Trustee and each Agent at the same time.

     All notices or communications shall be in writing.

         The Company's address is:

                           Ligand Pharmaceuticals Incorporated
                           10275 Science Center Drive
                           San Diego, California  92121-1117
                           Facsimile: (858) 550-1825
                           Attention:  President & Chief Executive Officer

         The Trustee's address is:

                           J.P. Morgan Trust Company, National Association 560 Mission Street, 13th Floor
                           San Francisco, California 94105
                           Facsimile: (415) 315-7585
                           Attention:  Mitch Gardner


13.03 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

     Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

13.04 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

               (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Each signer of an Officers' Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officers' Certificate as to factual matters if such signer reasonably and in good faith believes in the accuracy of the document relied upon.

13.05 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each Officers' Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (i) a statement that the person making such certificate or opinion has read such covenant or condition;

               (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (iii) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

13.06 RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for their respective functions.

13.07 LEGAL HOLIDAYS.

     A "LEGAL HOLIDAY" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the City of New York, in the State of New York or in the city in which the Trustee administers its corporate trust business. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on that payment for the intervening period.

     A "BUSINESS DAY" is a day other than a Legal Holiday.

13.08 NO RECOURSE AGAINST OTHERS.

     No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

13.09 DUPLICATE ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

13.10 GOVERNING LAW.

     The laws of the State of New York, without regard to principles of conflicts of law, shall govern this Indenture and the Securities.

13.11 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

13.12 SUCCESSORS.

     All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

13.13 SEPARABILITY.

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

13.14 TABLE OF CONTENTS, HEADINGS, ETC.

     The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

                             LIGAND PHARMACEUTICALS INCORPORATED


                              By:  /S/ DAVID E. ROBINSON
                                 -------------------------------
                                   Name:
                                        ------------------------
                                   Title:
                                         -----------------------





                              J.P. MORGAN TRUST COMPANY, N.A., as Trustee

                               By:  /S/ MITCH GARDNER
                                    -----------------------------
                                   Name:
                                        -------------------------
                                   Title:
                                         ------------------------

                                                                       EXHIBIT A

                               [Face of Security]

                       LIGAND PHARMACEUTICALS INCORPORATED

[Certificate No. _______]

    [INSERT PRIVATE PLACEMENT LEGEND AND GLOBAL SECURITY LEGEND AS REQUIRED]


                    6% CONVERTIBLE SUBORDINATED NOTE DUE 2007

                             CUSIP NO. ____________

     LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation (herein called the "COMPANY"), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of One Hundred Thirty-Five Million Dollars ($135,000,000) on November 16, 2007 and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest is paid or duly provided for. The right to payment of the principal and all other amounts due with respect hereto is subordinated to the rights of Senior Indebtedness as set forth in the Indenture referred to on the reverse side hereof.

     Interest Payment Dates: May 16 and November 16, with the first payment to be made on May 16, 2003.

     Record Dates: May 1 and November 1.

     The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

     IN WITNESS WHEREOF, LIGAND PHARMACEUTICALS INCORPORATED has caused this instrument to be duly signed.

                                       LIGAND PHARMACEUTICALS INCORPORATED

                                       By:
                                          --------------------------------
                                           Name:
                                           Title:


Dated:  _______________

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
    -------------------------------------------------
         Authorized Signatory

Dated:  ________________

                              [REVERSE OF SECURITY]

                       LIGAND PHARMACEUTICALS INCORPORATED

                    6% CONVERTIBLE SUBORDINATED NOTE DUE 2007

     1. INTEREST. LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Security at the rate PER ANNUM shown above. The Company will pay interest semi-annually on May 16 and November 16 of each year, with the first payment to be made on May 16, 2003. Interest on the Securities will accrue on the principal amount from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from November 26, 2002. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Holder of this Security is entitled to the benefits of the Pledge Agreement, dated November 26, 2002, between the Company and the Trustee, pursuant to which the Company has placed in the Pledge Account cash or Pledged Financial Assets sufficient to provide for the payment of the first four interest payments on this Security. The terms capitalized but undefined in this paragraph have the meanings given to them in the Pledge Agreement.

     2. MATURITY. The Notes will mature on November 16, 2007.

     3. METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date. Holders must surrender Securities to a Paying Agent to collect the principal, Redemption Price or Repurchase Price of the Securities. The Company will pay all amounts due with respect to the Securities in money of the United States that at the time of payment is legal tender for payment of public and private debts. If this Security is in global form, the Company will pay interest on the Securities by wire transfer of immediately available funds to the account specified by the Holder. With respect to securities held other than in global form, the Company will make payments by wire transfer of immediately available funds to the account specified by the Holders thereof or, if no such account is specified with respect to a Holder, by mailing a check to the Holder's registered address.

     4. PAYING AGENT, REGISTRAR, CONVERSION AGENT. Initially, J.P. Morgan Trust Company, National Association, (the "TRUSTEE") will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice. The Company or any Affiliate of the Company may act as Paying Agent.

     5. INDENTURE. The Company issued the Securities under an Indenture dated as of November 26, 2002 (the "INDENTURE") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "ACT") as in effect on the date of the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of such terms. The Securities are general unsecured senior subordinated obligations of the Company limited to $135,000,000 aggregate principal amount ($155,250,000 if the Initial Purchaser (as defined in the Indenture) has elected to exercise its over-allotment option to purchase an additional $20,250,000 of the Securities), except as otherwise provided in the Indenture (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities). Terms used herein which are defined in the Indenture have the meanings assigned to them in the Indenture.

     6. OPTIONAL REDEMPTION. The Securities will be redeemable prior to maturity at the option of the Company, in whole or in part, at any time on or after November 22, 2005, at the following redemption prices (expressed as percentages of the principal amount thereof), if redeemed during the periods commencing on the dates set forth below, in each case together with accrued and unpaid interest to, but excluding, the redemption date:

              ---------------------------- --------------------------
                                                  Redemption
                         Date                        Price
              ---------------------------- --------------------------

                   November 22, 2005                102.40%
              ---------------------------- --------------------------
                 November 16, 2006 and              101.20%
                      thereafter
              ---------------------------- --------------------------

     7. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in positive integral multiples of $1,000 principal amount. On and after the redemption date interest ceases to accrue on Securities or portions of them called for redemption.

     8. REPURCHASE AT OPTION OF HOLDER. In the event of a Change in Control with respect to the Company, then each Holder of the Securities shall have the right, at the Holder's option, subject to the rights of the holders of Senior Indebtedness under ARTICLE XI of the Indenture, to require the Company to repurchase such Holder's Securities including any portion thereof which is $1,000 in principal amount or any positive integral multiple thereof on a day (the "REPURCHASE DATE") that is 30 business days after the date of the Change in Control Notice, unless otherwise required by applicable law, at a price equal to 100% of the outstanding principal amount of such Security, plus accrued and unpaid interest to, but excluding, the Repurchase Date.

     Within 30 business days after the occurrence of the Change in Control, the Company is obligated to give notice of the occurrence of such Change in Control to each Holder. Such notice shall include, among other things, the date by which Holder must notify the Company of such Holder's intention to exercise the Repurchase Right and of the procedure which such Holder must follow to exercise such right. To exercise the Repurchase Right, a Holder of Securities must deliver on or before the close of business on the third business day immediately preceding the Repurchase Date written notice to the Company (or an agent designated by the Company for such purpose) and the Trustee of the Holder's exercise of such right together with the Securities with respect to which the right is being exercised, duly endorsed for transfer in accordance with the provisions of the Indenture.

     A "CHANGE IN CONTROL" of the Company shall be deemed to have occurred at such time as:

               (i) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the voting power of the Company's Common Stock or other capital stock into which our common stock is reclassified or changed; or

               (ii) at any time the following persons cease for any reason to constitute a majority of our board of directors:

                    (1) individuals who on the issue date of the convertible
               notes constituted our board of directors and

                    (2) any new directors whose election by our board of
               directors or whose nomination for election by our stockholders was approved by at least a majority of the directors then still in office who were either directors on the issue date of the convertible notes or whose election or nomination for election was previously so approved; or

               (iii) the sale, lease or transfer of all or substantially all of the assets of the Company to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act).

     However, a Change in Control will not be deemed to have occurred if either:

     (X) the last sale price of the Company's Common Stock for any five trading days during the ten trading days immediately preceding the Change in Control is at least equal to 105% of the then effective conversion price on the date of such trading day; or

     (Y) in the case of a merger or consolidation, all of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters' appraisal rights) in the merger or consolidation constituting the Change in Control consists of common stock traded on a U.S. national securities exchange or quoted on the NNM (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control) and as a result of such transaction or transactions the Securities become convertible solely into such common stock.

     9. CONVERSION. A Holder may convert his or her Security into Common Stock of the Company at any time prior to the close of business on November 16, 2007, or, (x) if the Security is called for redemption by the Company, the Holder may convert it at any time before the close of business on the business day immediately preceding the date fixed for such redemption, or (y) if the Security is to be repurchased by the Company pursuant to PARAGRAPH 8 hereof, the Holder may convert it at any time before the close of business on the business day immediately preceding the Repurchase Date. The initial conversion rate is 161.9905 shares of Common Stock per $1,000 principal amount of Securities, or an effective initial conversion price of approximately $6.17 per share, subject to adjustment in the event of certain circumstances as specified in the Indenture. The Company will deliver a check in lieu of any fractional share. On conversion no payment or adjustment for any unpaid and accrued interest, or liquidated damages with respect to, the Securities will be made. If a Holder surrenders a Security for conversion between the record date for the payment of interest and the next interest payment date, such Security, when surrendered for conversion, must be accompanied by payment of an amount equal to the interest thereon which the registered Holder on such record date is to receive, unless the Securities have been called for redemption as described in the Indenture.

     To convert a Security, a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, the Holder may be paid as provided in the last sentence of the above paragraph and (5) pay any transfer or similar tax if required. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or a positive integral multiple of $1,000 principal amount.

     Any shares issued upon conversion of a Security shall bear the Private Placement Legend until after the second anniversary of the later of the issue date for the Securities and the last date on which the Company or any Affiliate of the Company was the owner of such shares or the Security (or any predecessor security) from which such shares were converted (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the Opinion of Counsel for the Company, unless otherwise agreed by the Company and the Holder thereof).

     10. SUBORDINATION. The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness. Each Holder by accepting a Security agrees to such subordination and authorizes the Trustee to give it effect.

     11. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 principal amount and positive integral multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar need not exchange or register the transfer of any Security selected for redemption in whole or in part, except the unredeemed portion of Securities to be redeemed in part. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before the mailing of a notice of redemption of the Securities selected to be redeemed and in certain other circumstances provided in the Indenture.

     12. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as the owner of such Security for all purposes.

     13. MERGER OR CONSOLIDATION. The Company shall not consolidate with or merge into, or transfer or lease all or substantially all of its properties and assets to, another person unless such other person is a corporation organized under the laws of the United States, any State thereof or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and whose equity securities are listed on a national securities exchange in the United States or authorized for quotation on the NNM prior to or upon giving effect to the transaction (PROVIDED HOWEVER, that in the case of a transaction where the surviving entity is organized under the laws of a foreign jurisdiction, the Company may not consummate the transaction without first (i) making provision for the satisfaction of its obligations to repurchase Securities following a Change in Control, if any, and (ii) obtaining an opinion of tax counsel experienced in such matters to the effect that, under then existing United States federal income tax laws, there would be no material adverse tax consequences to holders of the Securities resulting from such transaction); such person assumes by supplemental indenture all the obligations of the Company, under the Securities and this Indenture; and immediately after giving effect to the transaction, no Default or Event of Default shall exist.

     14. AMENDMENTS, SUPPLEMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or the consent of any Securityholder, the Indenture or the Securities may be amended or supplemented to cure any ambiguity or inconsistency, to comply with SECTIONS
5.01 and 10.12 of the Indenture, to make any changes or modifications to the Indenture necessary in connection with the registration of the Securities under the Securities Act and the qualification of the Indenture under the TIA, to secure the obligations of the Company in respect of the Securities, or to add to covenants of the Company described in the Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company.

     15. DEFAULTS AND REMEDIES. An Event of Default includes the occurrence of any of the following: default in payment of principal at maturity, upon redemption or exercise of a Repurchase Right or otherwise; default for 30 days in payment of interest or other amounts due, provided that a failure to make any of the first four scheduled interest payments on any Security within three (3) business days after the applicable interest payment dates will constitute an Event of Default with no additional grace or cure period; failure by the Company for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Securities; certain payment defaults or the acceleration of other Indebtedness of the Company and its subsidiaries; certain events of bankruptcy or insolvency involving the Company or its Significant Subsidiaries; the Pledge Agreement cease to be in full force and effect or enforceable in accordance with its terms; and default by the Company or failure by the Company to comply with the Pledge Agreement or the Control Agreement, with no additional grace or cure period. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may declare all the Securities to be due and payable immediately, except as provided in the Indenture. If an Event of Default specified in SECTION 6.01(V) or (VI) of the Indenture with respect to the Company occurs, the principal of and accrued interest on all the Securities shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment) if it determines that withholding notice is in the interests of the Securityholders. The Company must furnish an annual compliance certificate to the Trustee.

     16. REGISTRATION RIGHTS. The Holders are entitled to registration rights as set forth in the Registration Rights Agreement (as defined in the Indenture). The Holders shall be entitled to receive liquidated damages in certain circumstances, all as set forth in the Registration Rights Agreement.

     17. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     18. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

     19. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     20. ABBREVIATIONS. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

     THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

                           Ligand Pharmaceuticals Incorporated
                           10275 Science Center Drive
                           San Diego, California  92121-1117
                           Facsimile: (858) 550-1825
                           Attention:  President & Chief Executive Officer

                              [FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER


----------------------------------------------


-------------------------------------------------------------------------------
(please print or type name and address)


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints


-------------------------------------------------------------------------------
Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.



Dated:
      -----------   --------------------------

                    NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.

Signature Guarantee:


-------------------------------------------------------------------------------

     In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the Resale Restriction Termination Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with transfer:

                                   [Check One]

(1)  ____ to the Company or any subsidiary thereof; or

(2) ____ pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3) ____ pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(4) ____ pursuant to an effective registration statement under the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "AFFILIATE"):

     _________The transferee is an Affiliate of the Company. (If the Security is transferred to an Affiliate, the restrictive legend must remain on the Security for two years following the date of the transfer).

     Unless one of the items is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED, HOWEVER, that if item (3) or (4) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

     If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in SECTION 2.16 of the Indenture shall have been satisfied.

Dated:                      Signed:
       ----------------            ------------------------------------------
                                   (Sign exactly as name appears on the other
                                    side of this Security)

Signature Guarantee:
                    ----------------------------------------------------------

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
       -----------------      ------------------------------------------------
                              NOTICE: To be executed by an executive officer

                                CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box:______

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

                             $______________________

If you want the stock certificate made out in another person's name, fill in the form below:


------------------------------------------------------------------------------
(Insert other person's soc. sec. or tax I.D. no.)


------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
(Print or type other person's name, address and zip code)


------------------------------------------------------------------------------

Date:______________    Signature(s):
                                     -----------------------------------------

                                     -----------------------------------------
                                     (Sign exactly as your name(s) appear(s) on
                                      the other side of this Security)


Signature(s) guaranteed by:
                            --------------------------------------------------
                           (All signatures must be guaranteed by a guarantor
                            institution participating in the Securities
                            Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

                    OPTION OF HOLDER TO ELECT PURCHASE NOTICE

Certificate No. of Security:  ___________

     If you want to elect to have this Security purchased by the Company pursuant to SECTION 3.08 of the Indenture, check the box:_______

     If you want to elect to have only part of this Security purchased by the Company pursuant to SECTION 3.08 of the Indenture, state the principal amount:

                      $ ----------------------------------
                       (in an integral multiple of $1,000)


Date:__________________   Signature(s):
                                       ----------------------------------------



                                       ----------------------------------------
                                       (Sign  exactly as your  name(s)
                                        appear(s) on the other side of
                                        this Security)
Signature(s) guaranteed by:
                                       ----------------------------------------
                                       (All signatures must be guaranteed by a
                                        guarantor institution participating
                                        in the Securities Transfer Agents
                                        Medallion Program or in such other
                                        guarantee program acceptable to the
                                        Trustee.)

                                   SCHEDULE A

          SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITYa.
          -----------------------------------------------------------

     The following exchanges of a part of this Global Security for an interest in another Global Security or for Securities in certificated form, have been made:

                                                                      Principal amount of
                       Amount of decrease    Amount of increase in        this Global           Signature or
                       in Principal amount    Principal amount of     Security following    authorized signatory
                         of this Global       this Global Security       such decrease       of Trustee or Note
Date of Exchange            Security                                     (or increase)            Custodian














-------------------------------------------
a  This is included in Global Notes only.

                                                                     EXHIBIT B-1

                        FORM OF PRIVATE PLACEMENT LEGEND

     THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

     (1) REPRESENTS THAT:

     (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

     (2) AGREES THAT IT WILL NOT DIRECTLY OR INDIRECTLY ENGAGE IN ANY HEDGING TRANSACTIONS INVOLVING THIS SECURITY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY UNLESS IN COMPLIANCE WITH THE SECURITIES ACT, AND

     (3) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, PRIOR TO THE DATE THAT IS THE LATER OF (X) TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY:

     (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

     (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF TRANSFER;

     (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

     (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE).

     PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (3)(C) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE


                                     B-1-1

WITH (3)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.







                                     B-1-2

                                                                     EXHIBIT B-2

                       FORM OF LEGEND FOR GLOBAL SECURITY

     Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.



                                     B-2-1

                                                                       EXHIBIT C

          FORM OF NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

LIGAND PHARMACEUTICALS INCORPORATED
10275 Science Center Drive
San Diego, California   92121

[Trustee]
[Address]

Attention:

     Re: LIGAND PHARMACEUTICALS INCORPORATED (the "COMPANY") 6% Convertible
         Subordinated Notes due 2007 (the "SECURITIES")

Ladies and Gentlemen:

     Please be advised that _____________ has transferred $___________ aggregate principal amount of the Securities or __ shares of the Common Stock, $.001 par value per share, of the Company issuable on conversion of the Securities ("STOCK") pursuant to an effective Shelf Registration Statement on Form S-3 (File No. 333-________).

     We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933 as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Securities or Stock is named as a "SELLING SECURITY HOLDER" in the Prospectus dated _________, or in amendments or supplements thereto, and that the aggregate principal amount of the Securities, or number of shares of Stock transferred are [a portion of] the Securities or Stock listed in such Prospectus, as amended or supplemented, opposite such owner's name.

                                                     Very truly yours,

                                                     -------------------------
                                                                    (Name)

                                                                       EXHIBIT D

    FORM OF OPINION OF COUNSEL IN CONNECTION WITH REGISTRATION OF SECURITIES

[Name]
[Address]

     Re: LIGAND PHARMACEUTICALS INCORPORATED (the "COMPANY") 6% Convertible
         Subordinated Notes due 2007 (the "SECURITIES")

Ladies and Gentlemen:

     Reference is made to the Securities issued pursuant to a certain indenture dated as of November 26, 2002 by and between the Company and J.P. Morgan Trust Company, N.A., as trustee (the "TRUSTEE"). The Company issued $135,000,000 principal amount of Securities on November 26, 2002 (and an additional $20,250,000 on [________], 2002 if the initial purchaser's over-allotment option is exercised) in transactions exempt from registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (File No. 333-____) (the "REGISTRATION STATEMENT") relating to the registration under the Securities Act of $______________ principal amount of the Securities and the shares of Common Stock of the Company (the "SHARES") issuable upon conversion of the Securities being registered. The Registration Statement was declared effective by order of the SEC dated [_____________].

     We have acted as counsel for the Company in connection with the issuance of the Securities and the preparation and filing of the Registration Statement and are familiar with the Securities, the Indenture, the Registration Statement, the above-mentioned SEC order and such other documents as are necessary to render this opinion.

     Based on the foregoing, it is our opinion that (1) the Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, (2) assuming that the Securities covered by the Registration Statement and the Shares issuable upon conversion of such Securities are sold by a relevant Holder specified in the Registration Statement in a manner specified in the Registration Statement, such sale of the Securities and Shares issuable upon conversion of the Securities will have been duly registered under the Securities Act and (3) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

Yours truly,






                                      D-1